                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [x]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [x] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                           TCF Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                      TCF

                           TCF FINANCIAL CORPORATION
                    801 MARQUETTE AVENUE, MAIL CODE 100-01-A
                             MINNEAPOLIS, MN 55402
                                 (612) 661-6500


                                     March 30, 2000


Dear Shareholder:

     You are invited to attend TCF Financial Corporation's Annual Meeting of Shareholders which will be held at the Hyatt Regency Hotel, 1300 Nicollet Mall, Minneapolis, Minnesota, on May 10, 2000 at 10:30 a.m. local time.

     At the Annual Meeting you will be asked to

        1.  Elect five directors to the Board,
        2. Increase by 2,500,000 shares (about three percent of our shares outstanding) the number of shares authorized for awards under the 1995 Incentive Stock Program and allow performance stock awards to be made under the Program,
        3. Approve an amendment to the TCF Performance-Based Compensation Policy, and
        4.  Approve (vote on) other business, if any.

     Your vote is important, regardless of the number of shares you own. I urge you to vote now, even if you plan to attend the Annual Meeting. You can vote your TCF shares by Internet, by phone, or by mail. Follow the instructions on the enclosed proxy card. (Internet or telephone voting actually costs TCF less than voting by mail, so I encourage you to consider it!) If you receive more than one proxy card, please vote each card. Remember, you can always vote in person at the Annual Meeting even if you do so now.


                                        Sincerely,



                                        William A. Cooper
                                        Chairman and Chief Executive Officer

                                   [TCF LOGO]

                           TCF FINANCIAL CORPORATION
                    801 Marquette Avenue, Mail Code 100-01-A
                             Minneapolis, MN 55402
                                 (612) 661-6500

                               -----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 10, 2000

                               -----------------

The Annual Meeting of Shareholders of TCF Financial Corporation is scheduled as shown below:

              Date:  May 10, 2000
              Time:  10:30 a.m., local time
              Place: Hyatt Regency Hotel
                     1300 Nicollet Mall
                     Minneapolis, MN 55403

MEETING AGENDA

          1. Elect five directors to the Board,
          2. Approve an increase by 2,500,000 shares in the shares authorized for awards under the 1995 Incentive Stock Program and allow performance stock awards to be made under the Program.
          3. Approve an amendment to the TCF Performance-Based Compensation Policy to exclude from its annual limits performance stock awards made under the 1995 Incentive Stock Program and to add Cash EPS as an approved performance measure, and
          4. Other business, if any.

You are entitled to vote at the Annual Meeting if you owned TCF Financial common stock on March 17, 2000.

Please vote the enclosed proxy card now even if you plan to attend the Annual Meeting. You can vote via the Internet or telephone (follow the instructions on the enclosed proxy card) or you can vote by regular mail by returning your completed proxy card(s) in the enclosed return envelope. If you do attend the Annual Meeting, you may revoke your proxy and vote in person.

                                       By Order of the Board of Directors


                                       William A. Cooper
                                       Chairman and Chief Executive Officer

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES NOW. YOU CAN VOTE BY INTERNET OR TELEPHONE OR YOU CAN RETURN YOUR PROXY CARD(S) TO US IN THE ENCLOSED RETURN ENVELOPE.

Minneapolis, Minnesota
March 30, 2000

                               TABLE OF CONTENTS


                                                                            Page

About the Meeting ........................................................     1
Item 1: Election of Directors ............................................     3
 Background of the Nominees and other Directors ..........................     4
 Compensation of Directors ...............................................     7
 TCF Stock Ownership of Directors, Officers and 5% Owners ................     8
 Background of Executives who are not Directors ..........................    10
 Report of Personnel/Shareholder Relations Committee .....................    11
 TCF Stock Performance Chart .............................................    14
 Summary Compensation Table ..............................................    15
 Option Grants and Exercises .............................................    15
 Benefits for Executives .................................................    16
Item 2: Approve an Increase in Shares Authorized for Awards under the
        1995 Incentive Stock Program and Allow Performance Stock Awards
        under the Program ................................................    19
Item 3: Approve an Amendment to the TCF Performance-Based Compensation
        Policy to Exclude Performance Stock Awards Made Under the
        1995 Incentive Stock Program and to Add Cash EPS as an Approved
        Performance Measure ..............................................    26
Additional Information ...................................................    27

                                   [TCF LOGO]

                            TCF FINANCIAL CORPORATION
                      801 MARQUETTE AVE, MAIL CODE 100-01-A
                              MINNEAPOLIS, MN 55402
                                 (612) 661-6500
                               ------------------
                                 PROXY STATEMENT

The Board of Directors (the "Board") of TCF Financial Corporation ("TCF Financial") requests your proxy for the Annual Meeting of Shareholders (the "Annual Meeting" or "Meeting"). The proxy is being solicited on behalf of the Board and TCF Financial. The Annual Meeting is scheduled as shown below:

                  Date:    May 10, 2000
                  Time:    10:30 a.m. local time
                  Place:   Hyatt Regency Hotel
                           1300 Nicollet Mall
                           Minneapolis, MN 55403

The mailing address of the principal executive offices of TCF Financial appears at the top of this page. This proxy statement was mailed on approximately March 30, 2000.

                                ABOUT THE MEETING

What Items are on the Agenda for the Annual Meeting and How Many Votes are Required for Approval of Each? Assuming a quorum is present, the proposals on the agenda and the required vote for approval of each is as follows:

         Agenda Item                               Votes Required for Approval
1.   Election of five directors.                   The five candidates who
                                                   receive the most votes are
                                                   elected.

2.       Increase in TCF Stock Authorized under    Majority of the shares voted.
the TCF Financial 1995 Incentive Stock Program by 2,500,000 shares and Authorize Performance
Stock Awards under the Program.

3. Amend the TCF Financial Performance-Based      Majority of the shares voted.
Compensation Policy to Exclude Performance
Stock Awarded under the 1995 Incentive Stock
Program from its Annual Limits and to Approve the Use of Cash EPS as a performance-based goal.

4.   Other business, if any.

Who is Permitted to Vote at the Annual Meeting? You are entitled to vote at the Annual Meeting if you owned common stock of TCF Financial ("TCF Stock") on March 17, 2000 (the "Record Date"). Each share of stock you own as of the Record Date entitles you to one vote on each proposal at the Annual Meeting. There were 81,178,603 shares of TCF Stock outstanding as of the Record Date. There were 10,758 individuals and organizations which owned TCF Stock of record as of that date.

How do I (as a Shareholder) Vote? You can vote in advance of the Meeting by naming a proxy to vote your shares. (You can also vote at the Meeting by written ballot, although this is rare.) You have three options for voting in advance of the Meeting by proxy : (1) via Internet; (2) by telephone; or (3) by mail. If you want to vote via Internet or telephone, follow the instructions on your enclosed proxy card. If you want to vote by mail, please mark the enclosed proxy card(s) with your instructions, sign, date and return to us in the enclosed return addressed envelope. To avoid confusion, please do not vote both by Internet or telephone and mail. When you vote before the Meeting, you do so by giving someone else your "proxy" to vote in your place. The persons who will vote the proxies for this Meeting are William A. Cooper and/or Gregory J. Pulles, the Chairman and Vice Chairman of TCF Financial, respectively. They will vote your shares as "for," "against," "abstain," etc., on each proposal as you instruct them to. If you do not give any instructions they will vote "for" electing all nominees and "for" Proposals 2 and 3. If any other business comes before the Meeting (and on certain other matters as listed on the accompanying proxy card), they will vote your proxy according to their own judgment.

Once I have Voted My Proxy, May I Revoke it? Yes, your proxy is revocable and is automatically revoked if you submit a new vote. You can vote your shares at the Meeting by written ballots available at the Meeting, even if you voted them in advance by proxy. If you intend to vote at the Meeting and your shares are held in "street name" by a stock brokerage firm, you should contact your stock brokerage firm ahead of time to determine what procedures to follow.

Who Pays for the Expenses of This Proxy Solicitation? Solicitation is being done by mail and through assistance of a professional solicitor, Innisfree M & A Incorporated ("Innisfree"). Innisfree's contract provides its fees will be not more than $11,000. TCF Financial is paying all costs of solicitation.

Will My Broker Vote My Shares if I Do Not Vote? Yes, but only if your shares are held in the brokerage firm's account (in "street name") rather than in the form of certificates. Under the rules of the New York Stock Exchange, Inc. ("NYSE"), brokers who hold shares in street name have the authority to vote shares for which they do not receive instructions on all of the proposals at this Annual Meeting. If you wish to vote shares held in street name at the Meeting, you should contact your broker before the Meeting to determine the procedures to follow.

How is a Quorum Determined? At least 50% of the TCF Stock outstanding as of the Record Date must be present at the Annual Meeting in order to have a quorum. Broker votes of your shares are counted toward the quorum requirement. If you vote by proxy before the Meeting but decide to abstain on one or more proposals, you are counted as being present at the Meeting and your vote counts toward the quorum requirement even though your shares are not voted for the proposal(s).

May Shareholders Submit Proposals or Nominate Directors at This Meeting? Yes, but the Board is not necessarily required to include them. In order to be considered by the Board, shareholder proposals must be timely submitted and include certain information required under TCF's Bylaws or under regulations of the Securities and Exchange Commission ("SEC"). The deadline for shareholder submissions to be included in the proxy statement for this Meeting was December 2, 1999, and the deadline for submitting proposals (not included in the proxy statement) to the Meeting was March 10, 2000. Public disclosure of this Annual Meeting was made on March 1, 2000, in a news release and by publishing notice in newspapers in Minnesota, Michigan, Wisconsin, Illinois and Colorado on or about the same date. No shareholder proposals or nominations were received by either deadline for this Annual Meeting.

                          ITEM 1: ELECTION OF DIRECTORS

The Nominees listed below are proposed for election to membership in Class I for a three-year term expiring in 2003. Unless instructed otherwise on the proxy card, all proxies received will be voted in favor of the Nominees listed in the following chart. All Nominees agree they will serve if elected. If any Nominee becomes unable to serve prior to the Annual Meeting, the person to whom your proxy gives the voting rights (William A. Cooper and/or Gregory J. Pulles) will vote for a replacement nominee.

                                                                                                     DIRECTOR
NAME                                  POSITION(S) WITH TCF FINANCIAL:                         AGE     SINCE*
----                                  -------------------------------                         ---    --------
                                       NOMINEES FOR ELECTION AS DIRECTORS
Class I - Term Expires 2003
William F.                            Director                                                 57      1998
Bieber...................
John M. Eggemeyer                     Director                                                 54      1994
III...............
Robert E.                             Director                                                 64      1990
Evans.....................
Richard                               Nominee                                                  67       N/A
McNamara....................
Gerald A.                             Director                                                 55      1999
Schwalbach................

                       The Board Unanimously Recommends that You Vote "For" All Nominees.

                                  DIRECTORS WHOSE TERMS DO NOT EXPIRE IN 2000
Class II - Term Expires 2001
Luella G.                             Director                                                 63      1988
Goldberg..................
George G.                             Director                                                 57      1998
Johnson...................
Lynn A.                               Director and President                                   43      1995
Nagorske....................
Ralph                                 Director                                                 63      1991
Strangis......................
Class III - Term Expires 2002
Rudy Boschwitz......................  Director                                                 69      1991
William A.                            Director, Chairman and Chief Executive Officer           56      1987
Cooper...................
Thomas A.                             Director, Vice Chairman and Chief Operating Officer      55      1988
Cusick....................
Thomas J.                             Director                                                 66      1989
McGough...................

* Excludes director service with subsidiaries, predecessor companies or companies merged with TCF Financial

Information About Directors and the Board. The Board is divided into three classes of equal (or close to equal) size. Directors serve three-year terms, with one class being elected each year. The number of directors on the Board at any given time may range from seven to twenty-five. Within these limits, the Board sets the number of directors from time to time. As of March 30, 2000, the current number of directors was thirteen. In accordance with the company's policy on directors' tenure, Director Daniel F. May will retire from the board effective with this Annual Meeting. Information about Mr. May's stockholdings is included in the table of TCF Stock Ownership of Directors, Officers and 5% Owners on page 8 in this proxy statement, but information about him is otherwise omitted. Mr. May's position in Class I is proposed to be filled by Nominee Richard McNamara.

                 BACKGROUND OF THE NOMINEES AND OTHER DIRECTORS

The following describes the last five years (or longer) of business experience of the nominees up for election as well as the other directors whose terms do not expire this year. There is no family relationship between any of the nominees, directors or executive officers of TCF Financial.

                      NOMINEES FOR ELECTION AT THIS MEETING

WILLIAM F. BIEBER was elected as a director of TCF Financial in 1997. Mr. Bieber is Chairman of the Board and owner of Acrometal Companies, Inc., a Minnesota-based organization supplying various products to the commercial and industrial marketplace. In addition, Mr. Bieber is the owner and President of Acrometal Management Corporation, and owner of AcroTech Industries, Inc., a Texas-based operation supplying various products and services to the commercial and industrial marketplace. Mr. Bieber is currently a member of the World Presidents' Organization and the Minnesota Executives' Organization. He is President of the board of directors of Hammer Residences, Inc., and a member of the Dunwoody Institute Board of Trustees. Mr. Bieber is a past President and Trustee of the Washburn Child Guidance Center and a former cabinet member to the Minneapolis United Way.

JOHN M. EGGEMEYER III is the founder and Chief Executive of Castle Creek Capital LLC and Belle Plaine Financial LLC, two companies which together form a merchant banking organization serving the banking industry exclusively. Mr. Eggemeyer serves as a director of Rancho Santa Fe National Bank. He has been a director of TCF Financial since 1994.

ROBERT E. EVANS has been a director of TCF Financial since 1990, and was elected Vice Chairman of TCF Financial in 1993. He was President and Chief Operating Officer of TCF National Bank Minnesota ("TCF Bank Minnesota") from 1987 to 1993. Mr. Evans retired as an executive from TCF Financial and TCF Bank Minnesota effective January 2, 1998 but continues as a Board member.

RICHARD F. MCNAMARA is the Chief Executive Officer and Owner of Activar, Inc., a conglomerate of twelve companies in industrial plastics, sheet metal, construction supply, and electronics. Mr. McNamara serves as a Director of Dunwoody Institute, Egan Companies, Rimage, Inc., the University of Minnesota Foundation, Venturian Corporation and Woodland Container Corp.

GERALD A. SCHWALBACH has served as a director of TCF Financial since July 1999. Mr. Schwalbach is currently the Chairman of the Board of Two S Properties, Inc., Superior Storage I, LLC, and related companies, all of which are engaged in the real estate business. From 1985 to June 1996, Mr. Schwalbach served as Executive Vice President of Jacobs Management, Inc., a management corporation, and from 1996 to March 1997, as Executive Vice President of IMR General, Inc., an affiliate of Jacobs Management, Inc. Prior to joining Jacobs Management, Inc., Mr. Schwalbach was a tax partner with Arthur Andersen LLP. He was a director of Delta Beverage Group, Inc., a beverage bottler and distributor, from 1988 to 1999. Since 1997, he has been a director of C.H. Robinson Worldwide, Inc., a logistics and transportation company. In 1998, he became a director of BORN Information Systems, Inc., a computer consulting firm.

                 OTHER DIRECTORS (NOT NOMINEES AT THIS MEETING)

LUELLA G. GOLDBERG has been a director of TCF Financial since 1988. She is a director of Reliastar Financial Corp. and Hormel Foods Corporation. Ms. Goldberg served as Chair of the Board of Trustees of Wellesley College from 1985 to 1993. From July 1993 to October 1993, Ms. Goldberg served as acting President of Wellesley College and now serves as a Trustee Emerita. Ms. Goldberg is also a past Chair of the Minnesota Orchestral Association, and is the immediate past Chair of the University of Minnesota Foundation. In addition, she became a director of Communications Systems, Inc. and Personnel Decisions International in 1997. She served as a director of Piper Funds, Inc., Piper Global Funds, Inc., and Piper Institutional Funds, Inc. from 1987 until August 1998, and of a number of related closed-end investment companies from 1988 to 1998.

GEORGE G. JOHNSON was elected to the Board of TCF Financial in April 1998. He is Managing Director of George Johnson & Company, a Certified Public Accounting firm. Mr. Johnson is an Executive Board Member of the Detroit Area Council of the Boy Scouts of America, Junior Achievement of Southeastern Michigan, Inc. and the Wayne State University Richard Austin Scholarship Fund. Mr. Johnson also serves as a Vice Chairman on the Detroit Regional Chamber of Commerce and as an advisor for the Black United Fund of Michigan, Inc. Mr. Johnson has been a past Chairman of the Salvation Army, Metropolitan Detroit and a former Executive Board Member of the Detroit Historical Society. Mr. Johnson is a Certified Public Accountant.

LYNN A. NAGORSKE has been President of TCF Financial since 1993 and a director of TCF Financial since 1995. He has also held various other positions with TCF Financial and TCF Bank Minnesota: Chief Executive Officer, TCF Bank Minnesota (1997-January 1999); and Treasurer (Principal Financial Officer), TCF Financial (1987-1995). Mr. Nagorske is currently a member of Young President's Organization ("YPO"). Mr. Nagorske also serves as Treasurer and a director for the Science Museum of Minnesota. Mr. Nagorske is a Certified Public Accountant.

RALPH STRANGIS is a founding member of the Minneapolis law firm of Kaplan, Strangis and Kaplan, P.A. Mr. Strangis is also a director of Life USA Holding, Inc. and Damark International, Inc. Mr. Strangis is a trustee and Treasurer of the Minneapolis Institute of Arts. He has been a director of TCF Financial since 1991.

RUDY BOSCHWITZ is Chairman of Home Valu, Inc., a Minneapolis-based retailer of home improvement products. He served as a United States Senator from the State of Minnesota from 1978 to 1991. Mr. Boschwitz has been a director of TCF Financial since 1991. He is a director on the St. Paul Chamber Orchestra Board, a member of the Council on Foreign Relations; Board of Economic Advisers of the Congressional Budget Office; Board of Friends of the World Food Program; and numerous other local and national civic boards.

WILLIAM A. COOPER has been Chairman of the Board of TCF Financial since its formation in 1987. Mr. Cooper has also been Chief Executive Officer of TCF Financial since 1987 and was Chief Executive Officer of TCF Bank Minnesota until 1993. Mr. Cooper serves on the Boards of Directors of the Minnesota Business Partnership and the Center for the American Experiment. Mr. Cooper has been a director of TCF Financial since its formation in 1987 and of TCF Bank Minnesota since 1985.

THOMAS A. CUSICK has been Chief Operating Officer of TCF Financial since January 1, 1997, and has been Vice Chairman of TCF Financial since 1993. Before 1993, he had been President of TCF Financial since its formation in 1987. Mr. Cusick served as Chief Executive Officer of TCF Bank Minnesota from 1993 to 1996. Mr. Cusick is a director of Damark International, Inc., is a past Chairman of the Savings League of Minnesota and a past member of the Board of Trustees of the College of St. Benedict. Mr. Cusick has been a director of TCF Financial since 1988.

THOMAS J. MCGOUGH is President and one of the incorporators of McGough Construction, a Minnesota commercial contractor. Mr. McGough has been a director of TCF Financial since 1989.

Committee Memberships and Attendance by Directors. The business, property and affairs of TCF Financial are managed by or under the direction of the Board. The Board met six times in 1999. The following chart identifies the standing Board Committees (those which meet regularly) including those with audit and compensation responsibilities, the members of each standing Committee and the number of meetings held in 1999. The Board acts as a committee of the whole in nominating individuals for election to the Board.


                                                                                                    Number of
Committee Name                Members                      Principal Responsibilities               Meetings
----------------------------- ---------------------------- ---------------------------------------- ------------------
Audit/Asset Quality           Thomas J. McGough, Ch.       o Relations with internal and external   Three
                              Rudy Boschwitz                 auditors
                              George G. Johnson            o Reviewing audit functions and
                              Robert E. Evans                controls
                                                           o Reviewing financial
                                                             reporting
----------------------------- ---------------------------- ---------------------------------------- ------------------
Personnel/Shareholder         Daniel F. May, Ch.           o Recommending and approving             Six
Relations                     William F. Bieber              personnel-related items
                              John M. Eggemeyer III        o Awarding stock and option grants
                              Luella G. Goldberg           o Determining executive
                              Gerald A. Schwalbach           compensation
                              Ralph Strangis               o Reviewing merger and acquisition
                                                             activity
                                                           o Increasing shareholder value

During 1999 all directors attended at least 75% of meetings (Committee and Board combined).

Business Transactions, Loans or Other Relationships Between TCF Financial and its Directors or Officers (Including Compensation Committee Interlocks and Insider Participation on the Personnel/Shareholder Relations Committee) The members of the Personnel/Shareholder Relations Committee in 1999 are listed above. None of these members is an executive officer, employee or former employee of TCF Financial.

The firm of Kaplan, Strangis and Kaplan, P.A. provided legal services to TCF Financial (including its subsidiaries). during 1999. Mr. Strangis is a member of the law firm of Kaplan, Strangis and Kaplan, P.A. Fees paid to the law firm did not exceed 5% of its gross revenues (or of TCF Financial's gross revenues). TCF Financial believes that the fees charged by this law firm for the services provided were at market rates and were not affected by Mr. Strangis' position as a director.

William F. Bieber and Gerald A. Schwalbach are affiliated with commercial entities. In 1999 TCF Bank Minnesota had various corporate term loans, corporate lines of credit, commercial real estate loans and a letter of credit outstanding to these companies. All loans to Mr. Bieber's and Mr. Schwalbach's companies were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. During 1999, TCF Bank Minnesota and/or its wholly owned subsidiary mortgage corporation, TCF Mortgage Corporation, had outstanding residential mortgage loans to certain family members of directors and executive officers. All such loans were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, and did not involve more than the normal risk of collectability or present other unfavorable features.

Audit Committee: In December 1999 the SEC and the NYSE adopted new guidelines regarding audit committees. In consideration of these new guidelines, at a meeting on January 24, 2000, the Board, upon recommendation of the Audit/Asset Quality Committee, unanimously adopted a revised Audit Committee Charter.

                            COMPENSATION OF DIRECTORS

o        Employee  ("inside") directors receive no pay for Board service.

o        Non-employee directors are paid in cash and with stock grants.

o        Cash compensation:

o            Annual Retainer-$20,000 (which may be deferred and invested in TCF
             Stock)

o            Board Meetings-$700/meeting

o            Committee Meetings-$300/meeting ($500 if chairperson)

o Outside directors who also served on boards of subsidiary banks received meeting fees authorized by the bank, but did not receive an additional annual retainer fee. Effective in April 1999, all outside directors resigned from the boards of all subsidiary banks.

o        Stock grants:

o Periodically, but not more often than every three years, directors receive TCF Stock grants equal to three times their annual retainer: ($20,000 x 3 = $60,000).

o The number of shares granted is determined by dividing three times the annual retainer fee by the price of TCF Stock on the grant date.

o One-third of the shares vest in each year that TCF Financial's return on equity exceeds 15%.

o            The stock vests over a minimum of three years.

o            Once all shares vest, new grants are made.

o            Unvested shares will vest if a change in control occurs.

o Directors may defer the payment of fees and stock grants until they retire. All deferred fees are invested in TCF Stock.

o Directors' Retirement Plan:

o Directors with five or more years of service receive a retirement benefit.

o After five years directors are 50% vested and after ten years they are 100% vested.

                  Years of Service                     Annual Benefit
                  ----------------                     --------------
                  Five                                 50% x $20,000 = $10,000
                  Six                                  60% x $20,000 = $12,000
                  Seven                                70% x $20,000 = $14,000
                  Eight                                80% x $20,000 = $16,000
                  Nine                                 90% x $20,000 = $18,000
                  Ten or more                         100% x $20,000 = $20,000
o              Benefits vest if a change in control occurs.

o The benefit is paid for a number of years equal to the director's length of service on the Board.

            TCF STOCK OWNERSHIP OF DIRECTORS, OFFICERS AND 5% OWNERS

The following chart shows ownership as of February 29, 2000 of TCF Stock by those indicated.

         NAME OF BENEFICIAL OWNER                      SHARES BENEFICIALLY OWNED(1)     % OF SHARES  OUTSTANDING(2)
         ------------------------                      ----------------------------     ---------------------------
Directors and Nominees who are not Named Executives:
      William F. Bieber ..............................     406,633       (6)(8)                     (3)
      Rudy Boschwitz .................................      22,877       (6)                        (3)
      John M. Eggemeyer III ..........................      27,973       (6)(8)                     (3)
      Robert E. Evans ................................     469,556       (4)(6)                     (3)
      Luella G. Goldberg .............................      81,528       (6)(8)                     (3)
      George G. Johnson ..............................      19,692       (6)                        (3)
      Daniel F. May ..................................     128,613       (4)(6)(8)                  (3)
      Thomas J. McGough ..............................      85,167       (4)(6)                     (3)
      Richard F. McNamara ............................           0
      Gerald A. Schwalbach ...........................      59,275       (6)(8)                     (3)
      Ralph Strangis .................................      46,170       (6)(8)                     (3)
      Named Executives:
      William A. Cooper ..............................   2,077,160        (4)(5)(6)                2.5%
      Thomas A. Cusick ...............................     680,705        (6)                       (3)
      Lynn A. Nagorske ...............................     678,632        (5)(6)                    (3)
      Gregory J. Pulles ..............................     312,385        (4)(6)                    (3)
      Barry N. Winslow ...............................     310,249        (5)(6)                    (3)

All Directors, Nominees and Executive
Officers combined
(28 persons, including those named above) ............   6,646,858        (4)(5)(6)(8)             8.1%
5% BENEFICIAL OWNERS
      Putnam Investments,  Inc .......................   7,392,637        (7)                      9.0%
      One Post Office Square
      Boston, MA 02109

      Advisory Committee of TCF
           Employees Stock Purchase Plan .............   4,572,505        (8)                       5.6%
      c/o General Counsel
      TCF Financial Corporation
      801 Marquette Avenue
      Mail Code 100-01-A
      Minneapolis, MN 55402



----------------------------------
         (1) All shares are directly owned or purchasable by options exercisable in 60 days, and the person indicated has sole or shared (joint account) voting and dispositive power, except as indicated in the following footnotes.

         (2) Each amount showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person upon the exercise of existing options within 60 days after February 29, 2000.

         (3) 1.0% or less.

         (4) Includes shares beneficially owned by family members who share the person's household, with respect to which shares the indicated person disclaims any beneficial ownership, as follows: Mr. May, 4,800 shares; Mr. McGough, 45,000 shares; Mr. Cooper, 4,867 shares; Mr. Evans, 2,660 shares; Mr. Pulles, 25,320 shares; and all directors, nominees and executive officers combined, 110,679 shares.

         (5) Includes shares which could be purchased upon the exercise of existing options within 60 days as follows: Mr. Nagorske, 55,000 shares; Mr. Cooper, 90,000 shares; Mr. Winslow, 45,000 shares; and all directors, nominees and executive officers combined, 326,050 shares.

         (6) Includes whole shares of TCF Stock allocated to accounts as of January 31, 2000, in the TCF Employees Stock Purchase Plan, for which the named executives and certain directors have shared voting power as follows: Mr. Cooper, 50,146 shares; Mr. Cusick, 37,441 shares; Mr. Nagorske, 27,582 shares; Mr. Pulles, 21,333 shares; Mr. Winslow, 24,432 shares; and all directors, nominees and executive officers combined, 276,250 shares. Also includes whole shares of TCF Stock in the trust for the Supplemental Employee Retirement Plan ("SERP"), for which the named executives have shared voting power, as of December 31, 1999, as follows: Mr. Cooper, 73,173 shares; Mr. Cusick, 21,794 shares; Mr. Nagorske, 12,155 shares; Mr. Pulles, 12,395 shares; Mr. Winslow, 5,738 shares; Mr. Evans, 7,033 shares; and all directors, nominees and executive officers combined, 147,280 shares. Also includes whole shares of TCF Stock (vested and unvested) in the trust for the TCF Financial Executive Deferred Compensation Plan or the TCF Financial Directors Deferred Compensation Plan for which the directors or named executives have sole or shared dispositive power, as of February 29, 2000, as follows: Mr. Bieber, 14,633 shares; Mr. Boschwitz, 3,090 shares; Mr. Cooper, 1,000,650 shares; Mr. Cusick, 293,947 shares; Mr. Eggemeyer, 12,084 shares; Mr. Evans, 212,140 shares; Ms. Goldberg, 48,196 shares; Mr. Johnson, 14,092 shares; Mr. May, 6,553 shares; Mr. McGough, 25,805 shares; Mr. Nagorske, 384,882 shares; Mr. Pulles, 148,376 shares; Mr. Strangis, 12,170 shares; Mr. Schwalbach, 3,408 shares; Mr. Winslow, 182,716 shares; and all directors, nominees and executive officers combined, 3,053,611 shares.

         (7) Putnam Investments, Inc. has shared dispositive power with respect to all of the shares and shared voting power with respect to 66,450 shares. Dispositive power is shared with Putnam Investment Management, Inc., an investment adviser subsidiary of Putnam Investments, Inc., with respect to 7,111,727 shares, and the Putnam Advisory Company, Inc., another investment adviser subsidiary, as to the remaining 280,910 shares. The foregoing information is based upon a Form 13G/A filed with the SEC by Putnam Investments, Inc. on February 18, 2000.

         (8) The Advisory Committee for the TCF Employees Stock Purchase Plan has shared voting power with participants of all allocated shares in the Plan. Advisory Committee members disclaim ownership of these shares. Information on the table as to shares beneficially owned by Ms. Goldberg, and Messrs. Bieber, Eggemeyer, May, Schwalbach and Strangis, does not include any shares beneficially owned by the Advisory Committee.


Were All Stock Ownership Reports Timely Filed By TCF Insiders? (Section 16(a) Beneficial Ownership Reporting Compliance). Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TCF Financial's directors, executive officers and persons who beneficially own more than 10% of the outstanding shares of TCF Stock to file stock ownership reports with the SEC and the NYSE. Based upon representations signed by officers and directors, TCF Financial believes that all reports required by officers and directors were filed on a timely basis during 1999, except that Ms. Sipe filed one late report on Form 4 for sale transactions in February 1999. Ms. Sipe's report was filed on April 14, 1999.

                 BACKGROUND OF EXECUTIVES WHO ARE NOT DIRECTORS

The following describes the last five years (or longer) of business experience of executive officers of TCF Financial, or its principal wholly owned subsidiaries TCF Bank Minnesota, TCF National Bank Illinois, ("TCF Bank Illinois"), TCF National Bank Wisconsin, ("TCF Bank Wisconsin"), TCF National Bank (formerly Great Lakes National Bank Michigan) ("TCF Bank Michigan"), and TCF National Bank Colorado ("TCF Bank Colorado") who are not directors of TCF Financial.

TIMOTHY P. BAILEY (age 44) was named President and Chief Executive Officer of TCF Bank Wisconsin in 1993. Prior to that Mr. Bailey had been Vice President of Commercial Lending/Loan Workouts with TCF Bank Minnesota since 1988.

NEIL W. BROWN (age 41) was elected Chief Financial Officer, Treasurer and Executive Vice President of TCF Financial in October 1998. Prior to that, Mr. Brown was an Audit Partner at KPMG LLP specializing in the financial services industry for clients other than TCF Financial. Mr. Brown is a Certified Public Accountant.

CRAIG R. DAHL (age 45) was elected an Executive Vice President of TCF Financial in May 1999. Mr. Dahl was also elected President of TCF Leasing, Inc., a wholly owned subsidiary of TCF Bank Minnesota, in June 1999. Prior to that Mr. Dahl was a Senior Vice President in the Equipment Finance Division of Norwest Bank since 1991.

WILLIAM E. DOVE (age 63) has been an Executive Vice President of TCF Financial since 1996 and of TCF Bank Minnesota since 1985. He has also held various other officer positions with TCF Bank Michigan and TCF Bank Minnesota: Executive Vice President and Chief Credit Officer of TCF Bank Michigan (1995-1996) and Director of Commercial Lending of TCF Bank Minnesota (1993-1995).

MARK L. JETER (age 43) was elected President of TCF Bank Michigan in October 1998 and Chief Executive Officer in January 1999. Prior to that he was Executive Vice President of retail banking of TCF Bank Minnesota, and prior to that he was a Senior Vice President of TCF Bank Minnesota.

MICHAEL B. JOHNSTONE (age 52) was elected President and Chief Executive Officer of TCF Bank Illinois in 1995. Prior to that Mr. Johnstone was Executive Vice President of Branch Operations with TCF Bank Minnesota.

MARK R. LUND (age 49) was elected a Senior Vice President of TCF Financial in 1994. He has also held various positions with TCF Financial and its affiliates:
Assistant Treasurer and Controller (Principal Accounting Officer) of TCF Financial and Assistant Treasurer of TCF Bank Minnesota (1991 to 1999), and Senior Vice President - Corporate Development since 1999. Mr. Lund has also been a Senior Vice President of TCF Bank Minnesota since 1987. Mr. Lund is a Certified Public Accountant.

WAYNE A. MARTY (age 47) has been the President and Chief Executive Officer of TCF Bank Colorado since 1997. Prior to that Mr. Marty was a Senior Vice President of TCF Bank Minnesota.

RONALD J. PALMER (age 47) was elected President of Winthrop Resources Corporation, a wholly owned subsidiary of TCF Bank Minnesota, in June 1998. He has been an Executive Vice President of TCF Financial since 1995 and TCF Bank Minnesota since 1992. He has also held various other positions with TCF Financial and its affiliates: Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer) of TCF Financial (1995-1998); and President and Chief Executive Officer of TCF Mortgage Corporation (1992-1995). Mr. Palmer is a Certified Public Accountant.

GREGORY J. PULLES (age 51) has been the General Counsel of TCF Financial since its formation in 1987, Secretary of TCF Financial since 1989, and a Vice Chairman of TCF Financial since 1993. Mr. Pulles has been an Executive Vice President of TCF Bank Minnesota since 1989. He has also held various other positions with TCF Bank Minnesota: Secretary (1989-1995) and General Counsel (1985-1993).

MARY E. SIPE (age 43) has been an Executive Vice President of TCF Financial since 1993. Ms. Sipe has been President of TCF Financial Insurance Agency, Inc. since 1989.

DAVID M. STAUTZ (age 43) was elected Senior Vice President and Controller of TCF Financial and Assistant Treasurer of TCF Bank Minnesota in October 1999. Prior to that Mr. Stautz was a Director in the Corporate Controller's Division of Wells Fargo & Company, formerly Norwest Corporation, from May 1985 through July 1999. Mr. Stautz is a Certified Public Accountant.

EARL D. STRATTON (age 52) was elected Executive Vice President and Chief Information Officer of TCF Financial in 1995. Prior to that he was a Senior Vice President of TCF Financial. Mr. Stratton has been a Senior Vice President of TCF Bank Minnesota since 1985.

BARRY N. WINSLOW (age 52) was elected President of TCF Bank Minnesota in 1998 and became its Chief Executive Officer in January 1999. He has also held various other officer positions with TCF Bank Michigan and TCF Bank Illinois: President of TCF Bank Michigan (1995-1998); Chief Executive Officer of TCF Bank Michigan (1996-January 1999); and President and Chief Executive Officer of TCF Bank Illinois (1993-1995).



               REPORT OF PERSONNEL/SHAREHOLDER RELATIONS COMMITTEE

This Report identifies how the TCF executives named in the Summary Compensation Table on page 15 are paid and why. The "Summary Compensation Table" is a chart showing compensation for the last three years of the Chief Executive Officer of TCF Financial and the four highest paid executives of TCF Financial or its significant subsidiaries whose salary and bonus earned in 1999 exceeded $100,000 (the "named executives").

How Are Executive Officers Paid? TCF Financial compensates its executive officers in three ways: base compensation, cash bonus, and Performance Stock grants or stock options.

Base Compensation. The Personnel/Shareholder Relations Committee (the "Committee" or "Personnel Committee") of the Board reviews base compensation annually at its December meeting. The Chairman of the Board makes recommendations to the Committee for each of the executive officers other than himself. The Committee generally requests an opinion from its outside consultant, Towers Perrin, before it makes any significant adjustment to overall base compensation for the executive group. The Committee does not tie its base compensation decisions to any particular formulas, measurements or criteria, but members particularly take into account the Company's performance and compensation levels paid by competitors. In 1999, there was only one base salary increase: the Committee increased Mr. Winslow's base compensation to $240,000 based on his assumption of the Presidency of TCF Bank Minnesota. In the prior two years there were no base salary increases for the named executives. The Committee did not increase base compensation for Mr. Cooper or any of the named executives for 2000, except that Mr. Nagorske's salary was increased to $360,000, effective January 1, 2000, to reflect his continuing assumption of additional duties. In light of the incentive opportunities under the Year 2000 Performance Stock Awards described on the next page, the Committee does not anticipate base compensation increases for the named executives during the period of those awards.

Annual Cash Bonus - 1999 and 2000. For 1999 and 2000, the Committee approved a cash bonus plan for TCF Financial's executives based on diluted earnings per share ("EPS") as defined in the TCF Performance-Based Compensation Policy. Following are the EPS goals and bonus percentages that were approved for TCF Financial executives for 1999 and 2000:

1999 Goals
Diluted EPS         $   1.76   $    1.90     $     2.00     $     2.10
% of Salary Bonus          0%         50%          150%            200%

2000 Goals
Diluted EPS         $   2.00   $    2.15     $     2.25     $     2.35
% of Salary Bonus          0%         50%           150%           200%

Diluted EPS performance for 1999 was $2.00, resulting in a bonus percentage of 150%, which the Committee approved. For 1999, payment of any bonus was contingent on TCF Financial's ROA performance being within the top one-third of TCF Financial's peer group consisting of the fifteen next larger and the fifteen next smaller banks and thrift institutions in the U.S. ranked by asset size as of September 30, 1999. See footnote (2) on page 14 for a listing of the 1999 TCF Peer Group. The Committee determined that this requirement was met. For 2000 goals, the ROA requirement has been eliminated. However, under the Plan the Committee reserves the right to determine that a lower (or no) bonus should be paid if in its sole discretion it considers such action warranted.

Stock Options. On December 14, 1998 the Committee awarded stock options to a number of senior management, including all of the named executives. These awards are reflected on the Summary Compensation Table starting on page 15 as well as the option-related charts on page 16. All options were awarded at the market value of TCF Stock on the date of the award. The Committee made these awards as additional incentive to the senior management to improve performance and increase the company's stock price. The Committee does not anticipate additional stock option grants to the named executives or other management executives who participate in the Year 2000 Performance Stock Awards through 2007.

Performance-Related Stock Grants. The Committee has made several performance-related stock grants to executives. A grant was made effective in 1997 (the "1997 Performance-Accelerated Stock Awards"). Because the performance goals for the 1997 Performance-Accelerated Stock Awards have been almost completely satisfied, another performance-related stock grant was made in early 2000 (the "Year 2000 Performance Stock Awards").

The 1997 Performance-Accelerated Stock Awards: The awards provided that shares would vest in January 2007 or 2008 based on continuing service through the applicable date, but their vesting would be accelerated to January 1, 2002 if shares are earned through achievement of annual ROE performance goals. ROE goals were established on a calendar year basis. Based on ROE performance of 21.90% for 1997, 17.81% for 1998 and 19.83% for 1999, a cumulative total of 83% of each 1997 Performance-Accelerated Stock Award had been earned through January 1, 2000 (although the shares will not vest until January 1, 2002). Therefore, in January of 2000 the Committee approved the Year 2000 Performance Stock Awards.

The Year 2000 Performance Stock Awards: In January of 2000, the Committee made a long-term, Performance Stock grant of 1,095,000 shares (1.3% of TCF's outstanding shares) to twelve members of TCF's executive management. The shares will vest only upon the achievement of designated future annual cash earnings per share ("Cash EPS") goals. (Cash EPS is diluted EPS, adjusted to eliminate the after-tax impact of the amortization and other adjustments to goodwill and other intangible assets acquired in business combinations.) Fifty percent of the shares vest on the January 1st after achieving an annual Cash EPS goal of $3.71 per share (a 75% increase over the base year, 1999, Cash EPS of $2.12). The other fifty percent vests on the January 1st after achieving an annual Cash EPS goal of $4.24 per share (a 100% increase over the base year, 1999, Cash EPS of $2.12). The award calls for all shares not vested on the basis of performance by year-end 2007 to be forfeited.

The Committee does not anticipate any further stock grants to this group of executive management through year-end 2007. Generally, the individuals must remain employed with TCF through 2007 (or, if earlier, the January 1st after a goal is met) in order to receive the shares.

The Committee believes that these Performance Stock grants will incent management to achieve these long-term Cash EPS goals and will serve as a vehicle to retain senior management.

Compensation Philosophy. TCF Financial has a seven point compensation philosophy statement which the Committee reviews in all of its compensation decisions. This statement was adopted in 1993 and remains essentially unchanged since then.

The main goal of the compensation philosophy is to link a substantial portion of executive compensation to the profitability of the Company. The Committee achieves this goal by tying substantial stock awards and annual bonuses to what it believes is the most significant measure of profitability: EPS. The goals for both the stock awards and annual bonuses are based on substantial increases in EPS performance. The Committee believes that Cash EPS is a better measure of long-term performance than the diluted EPS goals used for the annual cash bonus as it will encourage management to pursue profitable acquisition opportunities that are in the long-term best interests of the Company's shareholders.

A second goal of the compensation philosophy is to attract and retain highly competent executives. The Committee achieves this objective by setting base compensation and incentives at competitive levels, and by awarding substantial Performance Stock awards. Annually, the Committee reviews compensation paid by a selected peer group (for 1999, the thirty banks and thrifts closest to TCF Financial in asset size, as of September 30, 1999). The Committee intends to pay at the high end of the compensation scale, but only if the Company achieves financial performance at the high end of the peer group.

The Committee also encourages retention of executives through certain terms and conditions of Performance Stock awards. Thus, although 83% of the 1997 Performance Stock Award has been earned on the basis of ROE performance through January 1, 2000, the shares will not vest until January 1, 2002. Similarly, the Year 2000 Performance Stock Awards have two vesting goals, with only fifty percent of the shares earned upon achievement of the first goal. Also, the first goal has been set at a high standard - a 75% increase in Cash EPS. The Committee anticipates that achieving this goal will require several years and will provide executives with a strong incentive to remain with the Company and work toward both goals.

The Committee believes that the Company's compensation philosophy has been generally successful. Annually, the Committee compares the Company's performance to that of its peer group. The Company ranked 15th in combined performance out of peer group companies in 1999 (1998 performance), fifth in 1998 (1997 performance), and third in 1997 (1996 performance).

The Committee intends that compensation generally will either be performance-based or deferred, as necessary, such that compensation does not exceed the tax deduction limits of the Internal Revenue Code (the "Code"). To date, all compensation paid to executives has been tax deductible.

Committee Membership. The Committee members are not, and never have been, executive officers of TCF Financial. All Committee members are non-employee directors. On certain matters, a smaller group of the Committee acts as a sub-committee in approving performance-based goals and other matters as required by law.

BY THE COMMITTEE:

Daniel F. May, Chairman             William F. Bieber
John M. Eggemeyer III               Gerald A. Schwalbach
Luella G. Goldberg                  Ralph Strangis

                           TCF STOCK PERFORMANCE CHART

The following graph compares the cumulative total shareholder return on TCF Stock over the last five fiscal years with the cumulative total return of the Standard and Poor's 500 Stock Index, the SNL All Bank and Thrift Index and a TCF Financial-selected group of peer institutions over the same period (assuming the investment of $100 in each index on December 31, 1994 and reinvestment of all dividends).

                        FIVE YEAR CUMULATIVE TOTAL RETURN

                                    [CHART]

         1 Includes every bank and thrift institution in the U.S. traded on a major public exchange, a total of 797 companies as of December 31, 1999.

         2 Consists of the thirty banks and thrifts, fifteen of them immediately larger than and fifteen of them immediately smaller than TCF Financial in total assets as of September 30, 1999, as follows: Zions Bancorporation; Compass Bancshares, Inc.; Old Kent Financial Corporation; BancWest Corporation; Bank United Corporation; GreenPoint Financial Corporation; Hibernia Corporation; Pacific Century Financial Corporation; Peoples Heritage Financial Group, Inc.; Commercial Federal Corporation; Associated Banc-Corp; Synovus Financial Corp.; North Fork Bancorporation, Inc.; Commerce Bancshares, Inc.; Colonial BancGroup, Inc.; People's Bank (MHC); FirstMerit Corporation; First Citizens BancShares, Inc.; First Virginia Banks, Inc.; Webster Financial Corporation; Provident Financial Group Inc.; Centura Banks, Inc.; Downey Financial Corp; Hudson City Bancorp, Inc. (MHC); BOK Financial Corporation; Banco Santander Puerto Rico; Sky Financial Group Inc.; CCB Financial Corporation; Roslyn Bancorp, Inc.; and Mercantile Bankshares Corporation. This group differs from the 1998 TCF Peer Group because of changes in asset size and merger or acquisition activity.

         3 Consists of the twenty-eight banks and thrifts which remain from TCF's Peer Group as of September 30, 1998. In total, six of the companies which were in the 1998 TCF Peer Group are not in the 1999 TCF Peer Group due to merger or acquisition activity and changes in asset size. The 1998 TCF Peer Group consisted of the thirty banks and thrifts, fifteen of them immediately larger than and fifteen of them immediately smaller than TCF Financial in total assets as of September 30, 1998.

                           SUMMARY COMPENSATION TABLE

The following summary compensation table (the "Summary Compensation Table") identifies the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the named executives.


                                                                     LONG-TERM COMPENSATION
                                           ANNUAL COMPENSATION              AWARDS
                                         -------------------------  ------------------------
                                                                                  SECURITIES
NAME AND                                                             RESTRICTED   UNDERLYING    ALL OTHER
PRINCIPAL POSITION                                                     STOCK       OPTIONS/   COMPENSATION
AT DECEMBER 31, 1999               YEAR  SALARY($)(A)  BONUS($)(A)  AWARDS($)(B)   SARS (#)      ($)(C)
--------------------               ----  ------------  -----------  ------------  ----------  ------------
William A. Cooper                  1999   $  700,000   $1,050,000   $        0            0   $   85,818
Director, Chairman of the Board    1998      700,000            0            0      125,000      119,082
and Chief Executive Officer        1997      700,000    1,400,000   *4,309,344            0       89,369
                                                                    *1,464,493
                                   ----  ------------  -----------  ------------  ----------  ------------
Thomas A. Cusick                   1999   $  360,000   $  540,000   $        0            0   $   26,586
Director, Vice Chairman and        1998      360,000            0            0       65,000       44,861
Chief Operating Officer            1997      360,000      720,000   *2,218,656            0       32,126
                                                                      *754,007
                                   ----  ------------  -----------  ------------  ----------  ------------
Lynn A. Nagorske                   1999   $  304,000   $  456,000   $        0            0   $   17,855
Director and President             1998      304,000            0            0       55,000       34,271
                                   1997      304,000      608,000   *1,877,312            0       22,943
                                                                      *638,015
                                   ----  ------------  -----------  ------------  ----------  ------------
Gregory J. Pulles                  1999   $  264,000   $  396,000   $        0            0   $   16,899
Vice Chairman, General Counsel     1998      264,000            0            0       50,000       30,882
and Secretary                      1997      264,000      528,000   *1,621,344            0       22,098
                                                                      *550,993
                                   ----  ------------  -----------  ------------  ----------  ------------
Barry N. Winslow                   1999   $  240,000   $  300,000   $  156,188            0   $   11,038
President and Chief Executive      1998      200,000            0            0       45,000       18,268
Officer of TCF Bank Minnesota      1997      200,000      302,000   *1,109,344            0       13,890
                                                                      *376,993
                                   ----  ------------  -----------  ------------  ----------  ------------

*Represents stock awards originally made effective as of January 1, 1997 which were partially cancelled and re-awarded in 1998. The upper line is the value of the re-awarded portion of the award, based on the fair market value of TCF Stock on January 16, 1998, the re-award date. The lower line is the value of the portion of the award made in 1997 which was not cancelled and re-awarded in 1998, based on the fair market value of TCF Stock on December 31, 1996.


                           OPTION GRANTS AND EXERCISES

There were no option awards to the named executives in 1999. See the next page for Option Exercises in 1999.

(a) Salary and bonus are shown for the year in which they were earned. The bonuses reported for 1999 and 1997 were paid entirely in cash and based on the achievement of EPS goals for 1999 and ROA goals for 1997.

(b) The restricted (unvested) stock holdings of the named executives at December 31, 1999 are as follows:

                                       # of                  Value at
                                    Restricted             December 31,
                                      Shares                   1999
                                   ------------            ------------
William A. Cooper                    202,000               $  5,024,750
Thomas A. Cusick                     104,000               $  2,587,000
Lynn A. Nagorske                      88,000               $  2,189,000
Gregory J. Pulles                     76,000               $  1,890,500
Barry N. Winslow                      59,000               $  1,467,625

Dividends are paid, at the regular rate for TCF Stock, on all of these shares. Value at December 31, 1999, is based on $24.875, which was the closing price of TCF Stock on that date.

(c) Represents defined contribution plan (401(k) supplemental) employer contributions, and dividend allocations during 1999 as follows: Mr. Cooper, $74,168; Mr. Cusick, $26,586; Mr. Nagorske, $17,855; Mr. Pulles, $16,899; and
Mr. Winslow, $11,038; and insurance premiums paid for Mr. Cooper in 1999 of $11,650.

                OPTION EXERCISES IN 1999 AND VALUE OF OUTSTANDING
                          OPTIONS AT DECEMBER 31, 1999

                                                                  NUMBER OF SECURITIES
                                     SHARES                      UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                    ACQUIRED                           OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                       ON          VALUE           DECEMBER 31, 1999           DECEMBER 31, 1999
  NAME                              EXERCISE      REALIZED         (VESTED/UNVESTED)          (VESTED/UNVESTED)*
  ----                              --------      --------       ----------------------     ------------------------
  William A. Cooper                  35,000       $214,773              90,000/0                  $115,313/$0
  Thomas A. Cusick                   65,000        412,160                   0/0                        $0/$0
  Lynn A. Nagorske                        0              0              60,600/0                  $192,710/$0
  Gregory J. Pulles                  50,000        266,852                   0/0                        $0/$0
  Barry N. Winslow                        0              0              45,000/0                   $57,656/$0


      *Value of unexercised options at December 31, 1999 is based on the average of high and low sales prices on that date of $24.96875.

                     REPRICING OF OUTSTANDING STOCK OPTIONS

TCF Financial has not at any time engaged in the repricing of stock options.

                             BENEFITS FOR EXECUTIVES

The named executives participate in the same stock purchase/401-k, pension, medical and other benefits that are provided to TCF employees generally. In addition, TCF provides the executives with a supplementary "SERP" plan which provides 401-k and pension benefits with respect to the executives' compensation in excess of the compensation limits and certain other limits for the 401-k and pension plans and with supplemental long-term disability coverage. Executives are also eligible for a deferred compensation program that allows them to defer receipt and taxation of salary, bonus and stock grants until after they leave TCF. TCF does not make any employer matching or other employer contributions to the deferred compensation plans, other than payment of plan expenses. TCF also provides severance or "parachute" protection for executives in the event of a change of control and provides various perquisites. The value of the perquisites is included in the Summary Compensation Table on page 15 (or, in some instances, was not large enough to meet the SEC threshold for disclosure on that table.) Following is a more detailed description of TCF's benefit plans that are provided to executive officers, including the named executives.

                            Stock Purchase/401-k Plan
o Under the TCF Employees Stock Purchase Plan, eligible employees are allowed to make contributions by salary reduction of up to 12% of their salary and incentive compensation on a tax-deferred basis pursuant to Section 401(k) of the Code. Contributions of employees defined by the Code as "highly compensated" are limited to 6% of salary and incentive compensation, however. TCF matches the contributions of all employees at the rate of 50 cents per dollar, with a maximum employer matching contribution of 3% of covered pay. Employee contributions vest immediately, while the Company's matching contributions are subject to a graduated vesting schedule of twenty percent per year of service.

o Employee contributions and matching contributions are invested 100% in TCF Stock. Dividends are paid by the plan directly to the participants.

o The benefit upon termination of employment is the vested shares in the account, distributed as shares or cash as elected by the participant.

         Stock Purchase/401(k) Plan SERP
o The named executives participate in a Supplemental Employee Retirement Plan ("SERP") related to the TCF Employees Stock Purchase Plan.

o The SERP provides the same benefits as the TCF Employees Stock Purchase Plan, except on compensation or benefits which exceed certain limits for that plan under the Code. Assets are invested 100% in TCF Stock.

          Total Stock Purchase/401(k) -Related Benefits

o The total account balances under the TCF Employees Stock Purchase Plan and its related SERP for the named executives as of December 31, 1999, were as follows: Mr. Cooper, $3,055,434; Mr. Cusick, $1,458,725; Mr. Nagorske, $973,226; Mr. Pulles, $823,678; and Mr. Winslow, $734,890.

                                Pension Benefits

          Cash Balance Plan (since 1990)

o Under the TCF Cash Balance Plan, monthly payments are credited to retirement accounts of eligible employees in amounts ranging from 2.5% to 7.5% of their covered pay, depending on age and length of service with TCF.

o Retirement accounts are credited quarterly with interest payments which are tied to 30-year U.S. Government Bonds.

o The benefit amount upon termination of employment is the vested balance of the account, paid in a lump sum or in other permitted forms of payment.

          Pre-1990 Pension Plan

o Prior to September 1, 1990, TCF's pension plan was based on various formulas.

o Benefits earned under this prior pension plan were frozen as of September 1, 1990.

o For employees who were with TCF before September 1, 1990, any benefit accrued under this prior pension plan is provided by a group annuity contract with an independent insurance company.

          Pension SERP

o The named executives participate in a SERP related to the Cash Balance Pension Plan and the Prior Pension Plan.

o The SERP provides benefits based on the Cash Balance Pension Plan and the Prior Pension Plan but with respect to compensation and/or benefits which exceed certain limits for those plans under the Code.

          Total Pension-Related Benefits

o The total annual annuity benefit (single life annuity form) under these three pension plans for the named executives accrued through December 31, 1999, and payable at normal retirement age (age 65) is as follows: Mr. Cooper, $118,600; Mr. Cusick, $60,835; Mr. Nagorske, $56,958; Mr. Pulles, $43,904; and Mr. Winslow, $31,706. If the executives continued with TCF until age 65 at their current compensation levels, their total projected annual annuity benefit (single life annuity form) under these plans would be: Mr. Cooper, $232,990; Mr. Cusick, $132,771; Mr. Nagorske, $238,106; Mr.
     Pulles, $124,382; and Mr. Winslow, $85,399.

          Deferred Compensation Plans

o TCF Financial has two plans that allow eligible executives and senior officers to defer payment of up to 100% of their base salary and bonus as well as grants of restricted stock.

o The plans are known as the TCF Financial Executive Deferred Compensation Plan and the Senior Officer Deferred Compensation Plan.

o    There are no company contributions.

o Amounts deferred are credited to deferred compensation accounts along with the earnings and losses of the selected investments. Dividends on certain deferred stock awards are paid out to the executives at the time the dividend is paid, pursuant to the executive's election.

o Available investments include TCF Stock and other publicly traded stocks and bonds. At February 29, 2000, accounts in both plans combined held 3,536,074 shares of TCF Stock valued at $70,058,471.

o Distributions from the plans are paid out after termination of employment over no more than 15 years and, in some cases, in lump sum form.

o TCF Financial has established trust funds to accumulate assets for payment of liabilities.

          Payments in the Event of a Change in Control

 o Mr. Cooper and the other named executives are entitled to severance payments and/or vesting of stock grants and options if their employment is terminated due to a change in control.


o All unvested stock grants and options of all named executives become vested on a change in control, regardless of whether their employment is terminated or not.

o In addition, Mr. Cooper is entitled to the following severance payments if he is terminated without cause, or if he terminates employment for any reason, within 24 months after a change in control:

              o A cash payment equal to three times his base salary and three times the average of his last three years bonus payments and continuation of life insurance coverage for three years.

              o The cash value of any stock options and stock grants (if any) which do not vest upon a change in control.

              o    If Mr. Cooper becomes subject to an excise tax under Code
                   section 280G, he is entitled to receive reimbursement for this tax and additional sums to make up for any resulting additional tax amounts so that there is no net cost to him from the excise tax ("excise tax cost reimbursement").

o The other named executives have severance contracts under which they are entitled to the following severance payments if they are terminated or if they terminate employment for "good reason" within 18 months after a change in control:

              o A cash payment equal to two times their annual salary and bonus plus the value of any stock options and restricted stock (if any) which do not vest on a change in control.

              o Medical, group life and group long-term disability insurance for two years at the same cost as if they remained employed.

              o Payments are not limited to 299% of annual compensation. Unlike Mr. Cooper's contract, however, there is no reimbursement of any excise tax due if the 299% limit in the Code is exceeded.

o If the named executives terminated employment effective March 1, 2000 due to a change in control, the following pre-tax amounts would be paid: (1) Cash benefit (severance) -- Mr. Cooper, $4,550,000; Mr. Cusick, $1,580,000; Mr. Nagorske, $1,317,333; Mr. Pulles, $1,144,000; and Mr. Winslow, $828,000; and (2) Non-cash, primarily vesting of restricted stock, some of which has been earned but not yet vested -- Mr. Cooper, $14,460,000; Mr. Cusick, $4,419,620; Mr. Nagorske, $4,296,578; Mr. Pulles, $2,195,390; and
     Mr. Winslow, $1,482,339. In the case of Mr. Cooper, this figure also includes the value of his excise tax cost reimbursement. The actual amounts received by the named executives would be substantially less than shown after the payment of income taxes and excise taxes (as applicable).

What are the Provisions of the Chief Executive Officer's Employment Agreement?

o TCF Financial and William A. Cooper signed an employment agreement effective July 1, 1996.

o The agreement is for an original term through December 31, 2000 with an annual renewal of the three-year term on each January 1st.

o    Mr. Cooper's minimum base pay is $700,000.

o If Mr. Cooper is terminated "without cause" or leaves for "good reason" he is entitled to receive his salary and bonus for three years in addition to receiving a lump sum payment for the value of any stock options or stock grants forfeited and continuation of disability and life insurance and medical/dental benefits for three years.

o If Mr. Cooper is terminated with "cause" or voluntarily leaves without "good reason," he cannot compete against TCF Financial for one year. This does not apply if a change in control occurs.

o In lieu of the termination compensation provided for under his contract, Mr. Cooper is entitled to severance pay if a change in control occurs (see previous section).

What Is The Board's Recommendation On Voting For Directors? The Board unanimously recommends that TCF shareholders vote "For" all the Nominees listed on page 3.

   ITEM 2: PROPOSAL TO AUTHORIZE AN INCREASE IN SHARES AVAILABLE FOR ISSUANCE
                   UNDER THE 1995 INCENTIVE STOCK PROGRAM AND
                    AUTHORIZE PERFORMANCE-BASED STOCK AWARDS

Effective January 1, 2000, the Committee1 adopted an amendment (the "Amendment") to the TCF Financial 1995 Incentive Stock Program (the "Incentive Stock Program" or "Program"). Subject to shareholder approval, the Amendment increases the number of shares of TCF Stock reserved for issuance under the Program by 2,500,000 shares (approximately three percent of shares outstanding) and authorizes Performance Stock awards under the Program. The objective of the Program is to attract and motivate outstanding officers and employees capable of assuring the future success of TCF Financial and its subsidiaries, by providing them with an opportunity to acquire TCF Stock. The Amendment is being submitted for approval by the shareholders of TCF Financial pursuant to requirements of the NYSE, Rule 16b-3 of the SEC, and Section 162(m) of the Code. If the shareholders do not approve the Amendment, it will not be implemented. The Year 2000 Performance Stock Awards (see Report of Personnel/Shareholder Relations Committee, page 12) would remain outstanding and unchanged. However, future awards would be limited to the shares remaining from the initial authorization of shares for the Program. Also, Performance Stock awards would not be authorized under the Program (although they could continue to be made under the Performance-Based Policy).

DESCRIPTION OF THE PROGRAM (PRIOR TO AMENDMENT)

The following summary of the Program is qualified in its entirety by reference to the full text of the Program, a copy of which may be obtained by the shareholders of TCF Financial upon request directed to TCF Financial's Corporate Secretary at 801 Marquette Avenue, Mail Code 100-01-A, Minneapolis, Minnesota 55402-2807. It is followed by a summary of the Amendment.

The Committee determines the individuals who are eligible to receive stock options, restricted stock, stock appreciation rights ("SAR's"), or performance units, the number of shares subject to such awards, the exercise price of any stock option or SAR, and the manner, time and rate of exercise of any stock option or SAR. The Committee also determines the rate of vesting of any restricted stock awards, the goals for performance unit awards and any other restrictions to be placed upon any stock, stock option, SAR, or performance unit or the shares that are to be issued upon the exercise of any stock option or SAR. There are approximately 4,735 full-time employees as of February 29, 2000 who are eligible for selection to participate in the Program. Non-employee directors are not eligible to participate in the Program.

Stock options granted under the Program may be either incentive stock options ("Incentive Stock Options") or options that do not qualify as Incentive Stock Options ("Nonqualified Stock Options"). Incentive Stock Options awarded under the Program are subject to certain limitations and restrictions with the intent that such options will qualify under Section 422 of the Code. Such Options cannot have an exercise price of less than one hundred percent (100%) of the fair market value of TCF Stock on the date of the award. Nonqualified Stock Options awarded under the Program cannot have an exercise price of less than eighty five percent (85%) of the fair market value of TCF Stock on the date the option is awarded.

The Program also provides for the issuance of SAR's. The Committee may, in its discretion, grant a SAR to the holder of any stock option granted under the Program. These SAR's may be granted with respect to a stock option at the time of grant or any time thereafter. In the event of the exercise of a SAR the number of shares under the Program shall be reduced by the number of shares covered by the stock option or portion thereof exercised. The Committee determines the exercise price for stock options or SAR's.

Under the Program there is currently a limit of 400,000 shares per person per year that can be awarded as options (Incentive Stock Options and Nonqualified Stock Options) and SAR's combined. This limit was originally 100,000 shares in options/SAR's per year, but has been adjusted as a result of two two-for-one stock splits since the Program was first approved in 1995. This limit will be adjusted in the future to reflect any additional changes in the outstanding stock of TCF Financial by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any changes in the corporate structure of TCF Financial or shares of TCF Stock.

-----------------------
1 Personnel Committee membership participation in the actions described in Items 2 and 3 of this proxy statement is limited as required in order for the plans to qualify under SEC Rule 16b-3 (an exemption from certain short swing profits rules) and Code ss. 162(m)(relating to certain limits on deductibility of non performance-based compensation).

The Program also provides for the issuance of restricted stock ("Restricted Stock") upon such terms and conditions as the Committee specifies. The Committee specifies a restricted period and vesting schedule, according to which ownership of the Restricted Stock is determined, and which may include such matters as the deferral of dividends or other limitations on ownership. Unless otherwise agreed upon by the Committee and the recipient, holders of Restricted Stock have the right to vote the restricted shares prior to the vesting date of the Restricted Stock. The Committee may also make Restricted Stock awards in the form of deferred awards, and these shares may be issued in the name of a trustee at or prior to the time at which restrictions on the shares issued would lapse. The Committee generally has the right to accelerate the time at which any or all of the restrictions on Restricted Stock will lapse or to remove any or all of the restrictions whenever it may determine that such action is appropriate. In general, if the recipient of Restricted Stock shall cease to be continuously employed by TCF Financial or an affiliate during the restricted period, the recipient's rights to Restricted Stock not yet vested will be forfeited. Exceptions may be made for retirement, disability or death according to the terms of the award agreement or exceptions the Committee approves in each case.

The Program also provides for the issuance of performance units ("Performance Units"), consisting of monetary units that may be earned in whole or in part only if the company achieves goals established by the Committee. Payment of an award may be in cash or in TCF Stock.

Shares issued pursuant to the Program may be authorized, unissued shares or previously issued shares acquired by TCF Financial and held as treasury shares. Where stock options, SAR's or Restricted Stock are forfeited or terminated, the shares as to which such forfeiture or termination has occurred will be available for the granting of new awards under the Program.

The Program does not allow "reload" options or repricing of options. The Program continues in effect for a term of ten years from the date of its approval by shareholders in 1995, until April 19, 2005, unless earlier terminated by the TCF Board. The Board generally may amend, suspend or terminate the Program or any portion thereof at any time. Except for adjustments made due to changes in outstanding TCF Stock as described above, the Program provides that no amendment may be made without the consent of shareholders where such amendment would (i) increase the aggregate number of shares with respect to which awards may be granted under the Program, or (ii) change any class of persons eligible to participate in the Program. No amendment, suspension or termination of the Program by the Board may have the effect of impairing any awards previously granted to a participant, unless the participant consents to such impairment.

DESCRIPTION OF THE AMENDMENT

The following summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which may be obtained by the shareholders of TCF Financial upon request directed to TCF Financial's Corporate Secretary at 801 Marquette Avenue, Mail Code 100-01-A, Minneapolis, Minnesota 55402-2807.

The Amendment would do two things: increase the shares authorized under the Program by 2,500,000 shares and allow performance stock ("Performance Stock") to be awarded under the share-based limits of the Incentive Stock Program rather than the annual dollar limits of the TCF Performance-Based Compensation Policy (the "Performance-Based Policy" or "Policy"). The purpose of the increase in authorized shares is to replenish the original authorization, which has been largely used up. The purpose of authorizing Performance Stock awards under this Program is to re-define the maximum limits on such awards. Currently, Performance Stock can be awarded under the Performance-Based Policy (in conjunction with the Incentive Stock Program) but these awards are subject to annual dollar-based limits, whereas there is no uniform method for valuing multi-year Performance Stock awards on an annual basis. The annual limits under the Performance-Based Policy are two percent of TCF Financial's net income (as defined) for the Chief Executive Officer and one percent of TCF Financial's net income (as defined) for each of the other covered executive officers. The Committee has determined that Performance Stock awards should be subject to an annual share award limit of 350,000 shares per person under the Incentive Stock Program, rather than the annual dollar limits under the Performance-Based Policy. Since the effective date of the Amendment is January 1, 2000, the Committee intends that upon receiving shareholder approval at this Meeting the Year 2000 Performance Stock Awards will be subject to the annual share award limits under the Program.

The number of shares initially authorized under the Program was five percent of the shares of TCF Stock outstanding on the date the Program was approved by shareholders. As adjusted for intervening stock splits, this number of authorized shares is currently 3,482,180, of which 356,306 shares remained available for new awards as of January 31, 2000. No more than the authorized number of shares of TCF Stock may be awarded under the Program unless shareholders approve an increase in this limit. The proposed Amendment would increase the authorized number of shares available for award by 2,500,000, about three percent of the shares of TCF Stock outstanding on March 1, 2000.

Under the Amendment authorizing awards of Performance Stock under this Program, as proposed for approval at this Annual Meeting, the Committee is authorized to award Performance Stock to any employee of TCF Financial or a subsidiary designated as a "key employee" by the Committee. "Performance Stock" are shares of TCF Stock that are intended to qualify as performance-based for purposes of Code section 162(m). Vesting of Performance Stock would be based on achievement of a specified goal or goals established by the Committee, using one or more of the business criteria in the following list:

(i) Net Income - TCF Financial's or Business Unit's (subsidiary or division of TCF Financial) after-tax net income for the applicable calendar year as reported in TCF Financial's or Business Unit's consolidated financial statements, adjusted to eliminate the effect of the following: (1) restatements of financial results as a result of an acquisition (for the part of the calendar year preceding the acquisition) accounted for as a pooling of interests; (2) the effect of an acquisition completed in the calendar year on operations for the remainder of that calendar year, regardless of the accounting method used for the acquisition; (3) losses resulting from discontinued operations; (4) extraordinary gains or losses; (5) the cumulative effect of changes in generally accepted accounting principles ("GAAP"); and (6) any other unusual, non-recurring gain or loss which is separately identified and quantified in TCF Financial's or a Business Unit's financial statements in accordance with GAAP.

(ii) ROE - Net Income of TCF Financial, less dividends on preferred stock held by an unaffiliated third party, on an annualized basis, divided by TCF Financial's average total common equity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from Statement of Financial Accounting Standards ("SFAS") No. 115) for the applicable calendar year.

(iii) ROA - Net Income of TCF Financial on an annualized basis, divided by TCF Financial's average total assets (adjusted to eliminate unrealized gains or losses on assets available for sale resulting from SFAS No. 115) for the applicable calendar year.

(iv) Business Unit ROA - Net Income of a Business Unit or subsidiary managed by a Covered Executive officer on an annualized basis, divided by the Business Unit's or subsidiary's average total assets (adjusted to eliminate unrealized gains or losses on assets available for sale resulting from SFAS No. 115) for the applicable calendar year.

(v) Business Unit ROE - Net Income of a Business Unit or subsidiary managed by a Covered Executive Officer, less dividends on preferred stock held by an unaffiliated third party, on an annualized basis, divided by the business unit's or subsidiary's average total common equity including preferred stock held by an affiliated entity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from SFAS No. 115) for the applicable calendar year.

(vi) ROTE - Net Income of TCF Financial plus amortization of goodwill, both on an annualized basis, tax effected at TCF Financial's statutory state and federal corporate tax rate, less dividends on preferred stock held by an unaffiliated third party on an annualized basis, divided by beginning of the year tangible common equity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from SFAS No. 115) for the applicable calendar year.

(vii) Business Unit ROTE - Net Income of a Business Unit or subsidiary managed by a Covered Executive Officer, plus amortization of goodwill of the business unit or subsidiary, both on an annualized rate, tax effected at TCF Financial's statutory state and federal corporate tax rate, less dividends on preferred stock held by an unaffiliated third party on an annualized basis, divided by the business unit's or subsidiary's beginning of the year tangible common equity including preferred stock held by an affiliated entity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from SFAS No. 115) for the applicable calendar year.

(viii) Earnings Per Share - Net Income of TCF Financial divided by weighted average common and common equivalent shares outstanding, as determined for purposes of calculating the Corporation's basic or diluted earnings per share under GAAP, whichever the Committee designates at the time it establishes the goal, for the applicable calendar year, adjusted to eliminate the effect of shares issued in mergers or acquisitions where those mergers or acquisitions also resulted in adjustments to Net Income.

(ix) Average Total Common Equity - Average total common equity of TCF Financial or a Business Unit or subsidiary, for the applicable calendar year, adjusted to eliminate the effect of mergers or acquisitions completed during the calendar year where those mergers or acquisitions resulted in adjustments to Net Income.

(x) Cash Earnings Per Share - Earnings Per Share, as defined above, and as further adjusted to eliminate the after-tax impact of the amortization and other adjustments to goodwill and other intangible assets acquired in business combinations.

The maximum award of Performance Stock that may be made under the Program in any one calendar year to any one employee is 350,000 shares, subject to adjustment in the event of stock splits or other changes in capitalization. The Committee has the right to exercise discretion in the manner that would decrease (but not increase) the amount of an award otherwise payable under the Program. The Committee may at any time amend or modify the Program to include any provision that, in the opinion of counsel, would be required by Section 162(m) of the Code, the regulations, or rulings or advisory opinions published by the Internal Revenue Service (the "IRS"), except that any amendment for which shareholder approval is required under Code Section 162(m) will be subject to receipt of such approval.

The recipient of a Performance Stock award may elect voluntary deferral of the shares pursuant to the provisions of TCF Financial's Executive or Senior Officer Deferred Compensation Plans.

It is not possible to determine how much compensation will be paid to covered executives and other employees under this Program in the future. Awards are at the discretion of the Committee; the Program does not require any awards to be made and does not provide any formulas or guidelines for awards. Restricted Stock awards were authorized prior to this amendment under the Program, and could be awarded on a performance-based basis under the Performance-Based Policy in conjunction with this Program. The Year 2000 Performance Stock Awards were awarded effective January 3, 2000 on that basis, although the awards will become subject solely to this Program if the shareholders approve both Proposals 2 and 3 at this Meeting. The Year 2000 Performance Stock Awards consist of a total of 1,095,000 shares in the aggregate of TCF Stock awarded to the named executives and seven other executives as Performance Stock, i.e., the shares will not vest unless certain goals are achieved (see description in the Report of Personnel/Shareholder Relations Committee, page 11). There likely will be no further Performance Stock awards to the named executives under the Program, since the Committee has determined that no additional share awards will be made to those executives during the period the Year 2000 Performance Stock Awards are outstanding, whereas the Program expires in 2005.

CHANGE-IN-CONTROL  PROVISIONS

The Program currently provides that, upon the occurrence of certain events that would constitute a "change in control," all outstanding awards of options, SAR's, Restricted Stock and Performance Units will become fully vested. The Amendment would extend the same treatment to Performance Stock awards. Under the Program, a "change in control" occurs when any "person" as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") is or becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, of securities of TCF Financial representing thirty percent (30%) or more of the combined voting power of TCF Financial's then outstanding securities. A change in control is also defined as any two (2) consecutive year periods in which there ceases to be a majority of the Board whose nomination for election by TCF Financial's shareholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved. Lastly, a change in control would occur if the shareholders approve a merger or consolidation of TCF Financial with any other corporation, other than a merger or consolidation which would result in the voting securities of TCF Financial outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of TCF Financial or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of TCF Financial approve a plan of complete liquidation of TCF Financial of all or substantially all of TCF Financial's assets; provided, however, that no change in control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated.

In the event of a change in control of TCF Financial, the foregoing provisions of the Program could result in the vesting of Stock Options, SAR's, Restricted Stock, Performance Units or Performance Stock at a time when they would not otherwise vest or be exercisable. Such vesting or exercisability, together with other anti-takeover provisions included in TCF Financial's Restated Certificate of Incorporation (the "Certificate") and the accumulation of shares of TCF Stock in the 401-K Plan and the Executive and Senior Officer Deferred Compensation Plans may have the effect of discouraging a merger, tender offer, or acquisition of stock that would constitute a "change in control." However, the change in control provision is not intended to increase the amounts payable to participants in the Program but is designed to ensure that a participant will not, as the result of a change in control, be denied benefits under the Program which the participant would otherwise have been entitled to receive or have the right to earn. If a change in control were to occur at March 1, 2000, this provision of the Program would result in the exercisability of 299,550 stock options, at a weighted-average exercise price of $26.55 per share, that otherwise would not be exercisable currently, and would vest 1,060,710 shares of Restricted Stock and 1,095,000 Performance Stock shares that otherwise would not be vested currently.

EXISTING LIMITATIONS ON ACQUISITION OF CONTROL OF TCF FINANCIAL

In addition to approvals from regulatory agencies, there are certain existing provisions of TCF Financial's Certificate that may make it more difficult to acquire control of TCF Financial. The principal provisions are summarized below.

TCF Financial's Certificate includes a "Minimum Price" provision which generally requires a business combination with a significant shareholder to meet certain procedural and price conditions, unless it is approved by the continuing directors (as defined) or by an 80% vote of the shareholders of TCF Financial who are unaffiliated with the significant shareholder. This could have the effect of discouraging or defeating any two-step takeover attempt not deemed appropriate by the Board.

TCF Financial's Certificate authorizes the issuance of up to a total of 280,000,000 shares of TCF Stock and 30,000,000 shares of preferred stock without further shareholder approval, and authorizes issuance of the preferred shares with less than one vote, one vote, or more than one vote per share. These provisions could be used by the Board to deter a takeover attempt which the Board does not approve by authorizing the issuance of preferred stock with rights and preferences which could impede the completion of such a transaction, or through negotiated sale of such shares to parties friendly to TCF Financial.

TCF Financial's Certificate requires approval of 80% of the shares eligible to vote at a meeting in order to amend provisions of the Certificate or to amend the Bylaws related to takeover matters.

TCF Financial has a classified Board, with each class of directors holding office for staggered three-year terms. Cumulative voting is not authorized in the election of directors. These provisions, singly or in combination, could preclude a potential acquirer from changing the membership of the Board over less than a three-year term, or electing one or more directors of its choosing without the cooperation of other significant shareholders.

TCF Financial's Bylaws set forth procedures concerning a shareholder proposal or a shareholder director nomination for consideration at any annual meeting. The advance notice requirement for shareholder proposals, by regulating the introduction of new business at an annual meeting of shareholders, affords the Board the opportunity to consider shareholder proposals and, to the extent deemed necessary or desirable by the Board, respond accordingly. Although the Bylaws do not give the Board the power to approve or disapprove of shareholder proposals, it may have the effect of precluding such proposals if the procedures established by it are not followed or if a proposal is deemed inappropriate and this may discourage or deter a third party from conducting a solicitation of proxies in furtherance of such proposals. The advance notice requirement for shareholder director nominations, by regulating such nominations at an annual meeting of shareholders, affords the Board the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, inform shareholders about such qualifications. Although the Bylaws do not give the Board the power to approve or disapprove of shareholder nominations for election of directors, it may have the effect of precluding contests for the election of directors if the procedures established by it are not followed, and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors.

TCF Financial's Certificate also provides that special meetings of shareholders may only be called by a majority of the continuing directors. This provision is designed to safeguard provisions of the Certificate and the Bylaws relating to control of TCF Financial by making it more difficult for a stock accumulator to call a special meeting for such purposes as amending the Bylaws or electing new directors. As a result, shareholders may be forced to wait until the next annual meeting to propose matters for shareholder consideration.

In addition to the measures in TCF Financial's Certificate and Bylaws, as described earlier, the Program contains certain provisions that provide or accelerate benefits to participants in the event of a change in control. These provisions would allow certain management employees of TCF Financial to obtain additional shares of stock, making it more difficult for a potential acquirer to obtain the 80% shareholder approval required for certain business combinations and for amending certain provisions of the Certificate and Bylaws. See "Change-in-Control Provisions" earlier in the discussion of this proposal. Also, there is a potential anti-takeover impact from accumulation or potential accumulation of TCF Stock in the Executive and Senior Officer Deferred Compensation Plans and the 401-K Plan. See "TCF Stock Ownership of Directors, Officers and 5% Owners" on page 8. These plans could have the effect of placing a significant number of shares of TCF Stock under the control or influence of employees or Directors of TCF Financial or its affiliates. The 401-K Plan owns approximately 5.6% of the TCF Stock outstanding as of February 29, 2000. Any concentration of voting power in these plans might be viewed as making it more difficult for an acquirer to effect a change in control.

The Delaware General Corporate Law (the "DGCL") prohibits a shareholder owning 15% or more of the voting shares of a corporation under Delaware law from engaging in any of a number of transactions with the corporation for three years after the 15% stock ownership is attained, unless the transaction is approved in advance by the board of directors of the corporation or comes within one of the exceptions in the statute. This section of DGCL applies to TCF Financial.

On May 23, 1989, the Board adopted a Shareholder Rights Plan under which a dividend was declared of one preferred share purchase right for each share of TCF Stock, payable on June 9, 1989, to holders of record on that date. The Plan was re-approved on May 11, 1999 and extended from June 9, 1999 (the original expiration date) through June 9, 2009. Such rights also attach to shares issued subsequent to June 9, 1999. The rights will become exercisable only if a person or group acquires or announces an offer to acquire 15% or more of TCF Stock. When exercisable, each right will entitle the holder to buy one one-hundredth of a share of a new series of junior participating preferred stock at a price of $100. In addition, upon the occurrence of certain events, holders of the rights will be entitled to purchase either TCF Stock or shares in an "acquiring entity" at half of the market value. The Board is generally entitled to redeem the rights at $.001 per right at any time before they become exercisable. The rights will expire on June 9, 2009, if not previously redeemed or exercised.

As a result of the foregoing measures, TCF Stock may not attract institutional investors or certain other members of the investment community and this could result in a depressed market price and liquidity for TCF Stock and/or discourage non-negotiated takeover offers that might have been deemed by shareholders to be in their interests and might have involved offers to purchase TCF Stock at a premium over the market price prevailing at the time.

INCOME TAX CONSEQUENCES

TCF Financial has been advised by counsel that under the Code, as presently in effect, the following federal tax consequences generally will result under the
Program:

          1. The recipient of a stock option or SAR will not be deemed to receive any income for federal tax purposes at the time an option or SAR is granted, nor will the Company be entitled to a tax deduction at that time.

          2. In the case of Incentive Stock Options, there is no tax liability to the recipient at time of exercise (excluding potential alternative minimum tax consequences.) Generally, if the recipient complies with certain holding periods any gain to the recipient on the sale of the stock acquired by the exercise will be taxed as a capital gain. "Gain" is measured as the difference between the option price on the date of grant and the sale price. If the sale price is less than the option price, the difference will be treated as a capital loss. If the recipient does not comply with the holding periods, such as through a "cashless exercise", the sale of the stock will be a "disqualifying disposition" and gain or loss upon the sale will be taxed as ordinary income or ordinary loss, as the case may be.

          3. In the case of an exercise of a Nonqualified Stock Option, recipients will be deemed to have received ordinary income in an amount equal to the difference between the option price and market price of the shares on the exercise date. Upon a sale of stock acquired pursuant to a Nonqualified Stock Option, any difference between the sale price and the market value of the stock on the date the option was exercised will be treated as a capital gain or capital loss.

          4. In the case of an exercise of a SAR, the recipient will be deemed to have received ordinary income on the exercise date in an amount equal to any cash and/or the market value of unrestricted shares received.

          5. A recipient of Restricted Stock or Performance Stock normally will not recognize taxable income at the time the stock is issued, unless rights to part or all of the stock are immediately vested. Thereafter, the recipient will recognize ordinary income as the restrictions lapse or, if shares are deferred, at the time such shares are distributed to the recipient. However, the recipient may elect to recognize ordinary income in an amount equal to the market value of the Restricted Stock or Performance Stock (in excess of any amount paid by the recipient) at the time the stock is issued. Any subsequent change in the value of the shares would then be treated as a capital gain or loss if and when the stock is sold.

          6. Upon the exercise of a Nonqualified Stock Option or SAR or the vesting of Restricted Stock or Performance Stock, the company will generally be allowed an income tax deduction equal to the ordinary income recognized by the recipient unless such value exceeds the limits on deductible compensation under Code section 162(m). No income tax deduction will be allowed the Company as a result of the exercise of an Incentive Stock Option. However, if shares acquired by exercise of an Incentive Stock Option are disposed of before the later of one year from the date of exercise and two years from the date of grant, the company will be allowed an income tax deduction equal to the ordinary income recognized by the recipient as a result of the premature sale.

Effective January 1, 2000, TCF adopted SFAS No. 123 for stock-based compensation transactions beginning in 2000. Also during January 2000, TCF granted 1,095,000 shares of Performance Stock to certain officers. See Report of Personnel/Shareholder Relations Committee, page 11. The total grant-date fair value of these shares was $21.6 million, which will be recognized as compensation expense ratably during the expected earning period.

The income tax consequences set forth above are a summary only, and are based upon federal tax laws currently in effect. The tax consequences may be different in particular circumstances.

What is the Board's Recommendation for Voting on this Proposal? The TCF Board unanimously recommends that TCF shareholders vote "For" the Amendment and increase of shares of TCF Stock available for issuance under the Program as well as authorizing performance-based stock awards.

                   ITEM 3: PROPOSAL TO APPROVE AN AMENDMENT TO
               TCF FINANCIAL PERFORMANCE-BASED COMPENSATION POLICY

The Performance-Based Policy was first approved by shareholders in 1996, effective January 1st of that year, and was re-approved by shareholders, as amended, in 1999. Under the amendment (the "Amendment") being submitted for approval at this Meeting, effective as of January 1, 2000, awards of Performance Stock made under the Incentive Stock Program would no longer be subject to the annual dollar-based award limits under this Policy. Instead, such awards would be subject to annual share award limits under the Incentive Stock Program. Also, "Cash EPS" would be added as an approved performance measure for awards under the Policy. The Amendment is being submitted for approval by the shareholders of TCF Financial pursuant to requirements of the NYSE, Rule 16b-3 of the SEC, and
Section 162(m) of the Code. If the shareholders do not approve the Amendment, it will not be implemented.

Currently, awards of Performance Stock can be made under the Policy in conjunction with the Incentive Stock Program but these awards are subject to annual dollar-based limits, whereas there is no uniform method for valuing multi-year Performance Stock awards on an annual basis. The Policy's annual limits on all forms of performance-based compensation are two percent of TCF Financial's net income (as defined) for the Chief Executive Officer and one percent of TCF Financial's net income (as defined) for each of the other covered executive officers. The Committee has determined that multi-year Performance Stock awards should be subject to an annual limit (350,000 shares per person) for Performance Stock awards under the Incentive Stock Program based on the number of shares awarded, rather than under the annual dollar limits of this Policy. If the shareholders do not approve the proposed Amendment to the Policy, any future Performance Stock grants would be subject to the limits of this Policy. The addition of Cash EPS as a performance measure under the Policy is intended to allow performance-based compensation to be awarded using a performance measure which excludes the effect of goodwill and other intangibles created by mergers and acquisitions. Also, it conforms the approved criteria under this Policy with those in the Incentive Stock Program for Performance Stock awards.

       SUMMARY OF THE PERFORMANCE-BASED POLICY (AS PROPOSED TO BE AMENDED)

The following summary of the Policy is qualified in its entirety by reference to the full text of the Policy and the Amendment, a copy of which may be obtained by the shareholders of TCF Financial upon request directed to TCF Financial's Corporate Secretary at 801 Marquette Avenue, Mail Code 100-01-A, Minneapolis, Minnesota 55402-2807.

The Policy applies to the Chief Executive Officer of TCF Financial, Mr. Cooper. In addition, the Policy allows the Committee to identify each year as many as four other executive officers who will also be subject to the Policy for that year. The other four executives consist of the other "named executives" determined for purposes of the proxy statement disclosure for the year in question. Mr. Cooper and any other such individuals identified by such Committee are hereinafter referred to as "Covered Executive Officers." Each year, on or before the latest date permitted under Section 162(m) of the Code, the regulations, or in ruling or advisory opinions published by the IRS, the Committee may establish performance-based goals for the Covered Executive Officers for that year. Awards may be made in the form of cash, stock, restricted stock, or any combination thereof. Stock options are not subject to this Policy and are not included in the limits in this Policy. They qualify as "performance-based" if they are awarded under the Incentive Stock Program and their exercise price equals or exceeds TCF Stock's fair market value on the date of the award. Similarly, if the proposed Amendment is approved, Performance Stock awards would not be subject to this Policy and would not be subject to the annual limits under the Policy. Performance Stock shares will qualify as performance-based if they meet the requirements for such shares under the Incentive Stock Program and do not exceed the limits of that Program.

Under the proposed Amendment, any awards of Performance Stock made under the Incentive Stock Program would not be included in the limits in this Policy. Performance goals can be based on any one or more of the following business criteria as the Committee may select: Net Income, ROE, ROA, Business Unit ROA., Business Unit ROE, return on tangible equity ("ROTE"), Business Unit ROTE and EPS. These criteria are defined in the same manner as described under Proposal 2 (see pages 20-21). Under the proposed Amendment Cash EPS (as defined under Proposal 2) would also be added as an approved business criteria.

The maximum award that may be made under the Policy for a calendar year to the Chief Executive Officer is two percent of net income (as defined in the Policy). The maximum award that may be made under the Policy for a calendar year for each of the other Covered Executive Officers is one percent of net income per person. Calculations made pursuant to the Policy are made in accordance with procedures reasonably designed to implement its terms. The Committee has the right to exercise discretion in the manner that would decrease (but not increase) the amount of an award otherwise payable under the Policy. The Committee may at any time terminate or suspend this Policy, or amend or modify this Policy to include any provision that, in the opinion of counsel, would be required by Section 162(m) of the Code, the regulations, or rulings or advisory opinions published by the IRS, except that any Amendment for which shareholder approval is required under Code Section 162(m) will be subject to receipt of such approval. The Committee may disregard the Policy if it determines it is in the Company's best interests to do so. In such event, if compensation no longer qualifying as "performance-based" under Code Section 162(m) might otherwise exceed the deductibility limit of Code Section 162(m) the Committee expects to have the option of requiring mandatory deferral of amounts that would exceed the limit.

An incentive compensation award paid in stock or restricted stock pursuant to the Policy may also be governed by the provisions of the Incentive Stock Program. Voluntary deferral of an incentive compensation award paid in cash, stock or restricted stock under this Policy may be made pursuant to the provisions of TCF Financial's Executive or Senior Officer Deferred Compensation Plan.

It is not possible to determine how much compensation will be paid to Covered Executive Officers under this Policy in the future. Awards under the Policy are in the discretion of the Committee. The Policy was already in effect for 1999 and the benefits paid pursuant to it for 1999 consisted of the 1999 bonuses disclosed in the Summary Compensation Table on page 15 of this proxy statement. Similar bonus opportunities have been approved by the Committee for 2000 (see pages 11-12). The Year 2000 Performance Stock Awards (see page 12) were also made under this Policy in January 2000. However, upon approval by shareholders of Proposals 2 and 3 of this Proxy Statement those Awards will become subject solely to the Incentive Stock Program. As required by Code Section 162(m), the Committee has no authority under the Policy to exercise discretion in a manner that would increase the incentive payable under the Policy for 2000 (or in any other year).

What is the Board's Recommendation for Voting on this Proposal? The TCF Board unanimously recommends that TCF shareholders vote "For" the Amendment of the Policy.

                             ADDITIONAL INFORMATION

Who Audits TCF's Financial Records? KPMG LLP served as TCF Financial's independent public accountants for the fiscal year ended December 31, 1999 and have been engaged to continue as TCF Financial's independent public accountants for the fiscal year-ending December 31, 2000. Shareholders are not being asked to vote on the selection of independent public accountants. It is expected that representatives of KPMG will attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

How Can Shareholders Submit Proposals and Nominate Directors for Next Year's Meeting? If you are a shareholder and you wish to have a proposal included in TCF Financial's proxy statement for its Annual Meeting in 2001 you must submit your request in writing to the Secretary of TCF Financial no later than November 30, 2000. We suggest that you send any such proposals by certified mail. The Board has the right to review shareholder proposals to determine if they meet the requirements for being included in the proxy statement as established by the SEC.

Proposals not included in proxy mailings may be submitted to the Annual Meeting if they meet the requirements of the Bylaws of TCF Financial. Shareholders must deliver a notice of the proposal to the Secretary of TCF Financial by the deadline. The deadline is at least 60 days but not more than 90 days before the Annual Meeting, but if TCF Financial gives less than 70 days notice of the Annual Meeting, the deadline is ten days after the earlier of the date the notice of the Annual Meeting date was mailed or public disclosure of the Annual Meeting date was made.

Shareholders can nominate directors at an Annual Meeting if the nomination is submitted to the Secretary of TCF Financial by the same deadline as applies to other shareholder proposals (generally, no later than 60 days before the scheduled Meeting date) and if the nomination satisfies the informational and other requirements in the Bylaws of TCF Financial as determined by the Board. TCF Financial reserves the right to vote all proxies against any proposals or nominations received after the deadline for submission of proposals and nominations.

How Can Shareholders Get Copies of TCF's Annual Report? TCF Financial is furnishing with this proxy statement a copy of its 1999 Annual Report including financial statements. SHAREHOLDERS MAY RECEIVE A FREE COPY OF TCF FINANCIAL'S 1999 ANNUAL REPORT ON FORM 10-K. If you wish to receive a copy please send a written request to the Corporate Secretary of TCF Financial at the corporate address on page one of this proxy statement. If you want copies of exhibits to the 1999 Annual Report on Form 10-K a reasonable charge may be made for the expense.

                                  AMENDMENT TO
                   TCF FINANCIAL 1995 INCENTIVE STOCK PROGRAM
                           (Effective January 1, 2000)

         (Amendment increasing authorized shares by 2,500,000 shares and authorizing awards of performance stock.)

                                       A.

Paragraph 2 of the Program is amended to substitute "outside directors" for "independent" in the second sentence thereof.
                                       B.

Paragraph 4 of the Program is amended to read as follows in full:

                  4.  Types of Benefits.

                  Benefits under the Program may be granted in any one or a combination of (a) Incentive Stock Options; (b) Non-qualified Stock Options; (c) Stock Appreciation Rights; (d) Restricted Stock Awards; and (e) Performance Units or Performance Stock, all as described below and pursuant to the Plans set forth in paragraphs 6-10 hereof. Notwithstanding the foregoing, the Committee may not award more than 400,000 shares in the aggregate in the form of Incentive Stock Options, Non-qualified Stock Options and Stock Appreciation rights combined in any one calendar year to any individual participant and the Committee may not award more than 350,000 shares of Performance Stock in any one calendar year to any individual participant. Any Benefits awarded under the Program shall be evidenced by a written agreement containing such terms and conditions as the Committee may determine, including but not limited to vesting of Benefits.

                                       C.

Paragraph 5 of the Program is amended to read as follows in full:

                  5.  Shares Reserved Under the Program.

                  There is hereby reserved for issuance under the Program, subject to adjustments under paragraph 17 occurring after January 1, 2000, an aggregate of 5,982,180 shares consisting of 870,545 shares authorized at initial approval, multiplied by four pursuant to paragraph 17 to reflect two two-for-one stock splits in November 1995 and November 1997, plus an additional 2,500,000 shares authorized by this Amendment and approved by stockholders in May, 2000. If there is a lapse, expiration, termination or cancellation of any Benefit granted hereunder without the issuance of Common Shares or payment of cash thereunder, the shares subject to or reserved for such Benefit may again be used for new options, rights or awards of any sort authorized under this Program; provided, however, that in no event may the number of Common Shares issued under this Program exceed the total number of shares reserved for issuance hereunder.

                                       D.

Paragraph 10 is amended to designate the existing paragraph as (A) and to add the following new paragraph as (B):

(B) Performance Stock awards are intended to qualify as performance-based compensation for purposes of Code section 162(m). Performance Stock shall consist of common shares granted to participants which may be vested in whole or in part if the Company achieves certain goals established by the Committee over a designated period of time, but not in any event more than ten (10) years. The goals established by the Committee may use any of the following business criteria: Net Income, Return on Average Assets ("ROA"), Business Unit ROA, Return on Average Equity ("ROE"), Business Unit ROE, Return on Tangible Equity ("ROTE"), Business Unit ROTE, Earnings Per Share ("EPS") or Cash EPS, defined as follows:

         (a) The term "Net Income" shall mean the Company's or Business Unit's after-tax net income for the applicable Performance Period as reported in the Company's or Business Unit's consolidated financial statements, adjusted to eliminate the effect of the following: (1) in the event an acquisition is made effective during the Performance Period and is accounted for as a pooling of interests, restatements of financial results for the portion of the Performance Period preceding the effective date of such acquisition; (2) in the event an acquisition is made effective during the Performance Period, regardless of the method of accounting used, the effect on operations attributable to such acquisition with respect to the portion of the Performance Period following the effective date of such acquisition; (3) losses resulting from discontinued operations; (4) extraordinary gains or losses; (5) the cumulative effect of changes in generally accepted accounting principles; and (6) any other unusual, non-recurring gain or loss which is separately identified and quantified in the Company's or Business Unit's financial statements in accordance with Generally Accepted Accounting Principles ("GAAP") (any reference herein to the Company's financial statements shall be deemed to include any footnotes thereto as well as management's discussion and analysis). Notwithstanding the foregoing, in determining the Company's Net Income for a Performance Period the Committee may from time to time in its discretion disregard any one or more, or all, of the foregoing adjustments (1) - (6) provided that the effect of doing so would be to reduce the amount of incentive payable to a key employee for such

Performance Period.

         (b) The term Performance Period shall mean a calendar year, commencing January 1 and ending December 31.

         (c) The term "Return on Average Equity" shall mean the Net Income of the Company, less dividends on preferred stock held by an unaffiliated third party, on an annualized basis, divided by the Company's Average Total Common Equity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from SFAS 115) for the Performance Period.

         (d) The term "Return on Average Assets" shall mean the Net Income of the Company on an annualized basis, divided by the Company's average total assets (adjusted to eliminate unrealized gains or losses on assets available for sale resulting from SFAS 115) for the Performance Period.

         (e) The term "Business Unit ROA" means the Net Income of a business unit or subsidiary managed by a key employee on an annualized basis, divided by the business unit's or subsidiary's average total assets (adjusted to eliminate unrealized gains or losses on assets available for sale resulting from SFAS 115) for the Performance Period.

         (f) The term "Business Unit ROE" means the Net Income of a business unit or subsidiary managed by a key employee, less dividends on preferred stock held by an unaffiliated third party, on an annualized basis, divided by the business unit's or subsidiary's Average Total Common Equity including preferred stock held by an affiliated entity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from SFAS 115) for the Performance Period. In determining the Business Unit ROE of TCF Bank Minnesota there shall be subtracted the assets, equity and income of any insured institution subsidiary thereof.

         (g) The term "Return on Tangible Equity" shall mean the Net Income of the Company plus amortization of goodwill, both on an annualized basis, tax effected at the Company's statutory state and federal corporate tax rate, less dividends on preferred stock held by an unaffiliated third party on an annualized basis, divided by beginning of the year tangible common equity (adjusted to eliminate net unrealized gains or losses managed by a key employee, plus amortization of goodwill of the business unit or subsidiary, both on an annualized basis, tax effected at the Company's statutory state and federal corporate tax rate, and less dividends on preferred stock held by an unaffiliated third party, divided by the business unit's or subsidiary's beginning of the on assets available for sale resulting from SFAS 115) for the Performance Period.

         (h) The term "Business Unit Return on Tangible Equity" means the Net Income of a business unit or subsidiary year tangible common equity including preferred stock held by an affiliated entity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from SFAS 115) for the Performance Period. In determining the Business Unit ROTE of TCF Bank Minnesota there shall be subtracted the assets, equity and income of any insured institution subsidiary thereof.

         (i) The term "Earnings Per Share" shall mean the Net Income of the Company divided by the

Company's weighted average common and common equivalent shares outstanding, as determined for purposes of calculating the Company's basic or diluted (whichever the Committee shall designate at the time it establishes the goal) earnings per share under GAAP (as adjusted to eliminate the effect of shares issued for mergers or acquisitions identified in Sections 4.(a)(1) and (2) above where those Sections also resulted in adjustments to Net Income) for the Performance Period.

         (j) The term "Average Total Common Equity" shall mean the common equity of the Company or Business Unit, adjusted to eliminate the effect of mergers or acquisitions completed during the Performance Period where those mergers or acquisitions resulted in adjustments to Net Income under Sections 4.(a)(1), (2) or (3) above.

         (k) The term "Cash EPS" shall mean Earnings Per Share, as defined in paragraph (i), and as further adjusted to eliminate the after-tax impact of the amortization and other adjustments to goodwill and other intangible assets acquired in business combinations.

The Committee shall establish the goal(s) for each award of Performance Stock in writing on or before the last date permitted under Section 162(m) of the Code. The Committee shall also select the employees to whom the Performance Stock shall be awarded, who shall all be "key employees" as determined by the Committee. The Committee shall also establish in objective terms the method for computing the number of shares vested to the employee if the goal is achieved.

The maximum number of shares of Performance Stock which may be awarded to any one individual in any one calendar year shall be 350,000, subject to adjustment under paragraph 17. The Committee's discretion shall be limited as required in order for Performance Stock awarded to individuals subject to the limits under Code section 162(m) to be qualified as performance-based under Code section 162(m).

                                       E.

Paragraph 13 shall be amended to read as follows in full:

                  13. Term of Program and Amendment, Modification, Cancellation or Acceleration of Benefits.

                  No Benefit shall be granted more than ten (10) years after April 19, 1995, the date of the approval of this Program by the shareholders; provided, however, that the terms and conditions applicable to any Benefits granted prior to such date may at any time be amended, modified or canceled by mutual agreement between the Committee and the participant or such other persons as may then have an interest therein, so long as any amendment or modification does not increase the number of Common Shares issuable under this Program without shareholder approval for such increase; and provided further, that the Committee may, at any time and in its sole discretion, declare any or all Stock Options and Stock Appreciation Rights then outstanding under this Program or the Prior Stock Option Programs to be exercisable, any or all then outstanding Restricted Stock awards (but not Performance Stock awards) to be vested, and any or all then outstanding Performance Units (but not Performance Stock awards) to have been earned, whether or not such options, rights, awards or units are then otherwise exercisable, vested or earned, unless the Committee has provided otherwise in the written agreement evidencing the Benefit awarded in order for the Benefit to qualify for special treatment under Section 162(m) of the Code.

                                       F.

Paragraph 17 shall be amended to read as follows in full:

                  17.  Adjustment Provisions.

                  If the Company shall at any time after January 1, 2000 change the number of issued Common Shares without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Program , the maximum limit on awards to any person in any year in paragraph 4 hereof, and the number of shares covered by each outstanding Benefit shall be adjusted so that the limitations, the aggregate consideration payable to the Company, and the value of each such Benefit shall not be changed. The Committee shall also have the right to provide for the continuation of Benefits or for other equitable adjustments after changes in the Common Shares resulting from reorganization, sale, merger, consolidation or similar occurrence.

                  Notwithstanding any other provision of this Program, and without affecting the number of shares otherwise reserved or available hereunder, the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

                  Subject to the six month holding requirements of paragraphs 6, 7, 8(c) and 9 but notwithstanding any other provision of this Program or the Prior Stock Option Programs, upon the occurrence of a Change in Control:

                  (a) All Stock Options then outstanding under this Program shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable;

                  (b) All Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable;

                  (c) All terms and conditions of all Restricted Stock Awards then outstanding shall be deemed satisfied and all such Awards shall vest as of the date of the Change in Control; and

                  (d) All Performance Units then outstanding shall be deemed to have been fully earned as determined by the Committee and to be immediately payable, in cash, as of the date of the Change in Control and shall be paid within thirty (30) days thereafter and all shares of Performance Stock then outstanding shall be fully vested and immediately distributable in the form of shares of common stock.

                                       G.

                  This Amendment shall be contingent upon the approval of stockholders of the Corporation.

                                  AMENDMENT TO
                  TCF PERFORMANCE-BASED COMPENSATION POLICY FOR
                           COVERED EXECUTIVE OFFICERS
                           (Effective January 1, 2000)

               (Amendment excluding performance stock awards made
          under the TCF Financial 1995 Incentive Stock Program from the annual limits of this Policy
              and adding Cash EPS as an approved business criteria)

                                       A.

Section 1 of the Policy is hereby amended to read as follows in full:

1. PURPOSE. The purpose of the TCF Performance-Based Compensation Policy for Covered Executive Officers (the "Policy") is to establish one or more performance goals for payment of incentive compensation (other than stock options and performance stock awarded under the TCF Financial 1995 Incentive Stock Program) and the maximum amount of such incentive compensation that may be paid to certain executive officers. It is the intention of TCF Financial Corporation (the "Corporation") that incentive compensation awarded to each covered Executive Officer (as defined below) pursuant to the Policy for the taxable year commencing January 1, 1996 and each taxable year thereafter be deductible by the Corporation for federal income tax purposes in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations published relating thereto (the "Regulations").

                                       B.

Section 2 of the Policy is amended to substitute "outside directors" for "independent directors".

                                       C.

Section 3 of the Policy is amended to add Cash EPS to the list of approved business criteria and paragraph (k) is added to section 4, reading as follows:

(k) The term "Cash EPS" shall mean Earnings Per Share, as defined in paragraph
(i), and as further adjusted to eliminate the after-tax impact of the amortization and other adjustments to goodwill and other intangible assets acquired in business combinations.

                                       D.

Section 7 of the Policy is amended to read as follows:

7. EFFECTIVE DATE; AMENDMENT AND TERMINATION. This Policy shall be effective as of January 1, 1996; provided, however, that no incentive compensation award shall be paid pursuant to this Policy unless this Policy has been approved by the stockholders of the Corporation. This Policy was amended effective January 1, 1999 to revise the definition of earnings per share and also effective January 1, 2000 to exclude performance stock from the annual limits and to add a new business criteria of Cash EPS. The Committee may at any time terminate or suspend this Policy, or amend or modify this Policy to include any provision that, in the opinion of counsel, would be required by Section 162(m) of the Code, the Regulations, or any other regulations promulgated under the Code, or rulings or advisory opinions published by the IRS.

This Amendment shall be contingent upon the approval of stockholders of the Corporation.

                                                       BELOW IS YOUR PROXY CARD.
                                                         YOUR VOTE IS IMPORTANT.
Dear Shareholder:

You are invited to attend TCF Financial Corporation's Annual Meeting of Shareholders which will be held at the Hyatt Regency Hotel, 1300 Nicollet Mall, Minneapolis, Minnesota, on May 10, 2000, at 10:30 a.m. local time.

At the Annual Meeting you will be asked to

1. Elect five directors to the Board.

2. Approve an increase in Common Stock authorized under the TCF Financial 1995 Incentive Stock Program (the "Program") by 2,500,000 shares and Approve making Performance Stock Awards under the Program.

3. Approve an Amendment to the TCF Financial Performance-Based Compensation Policy to Exclude From Its Annual Limits Performance Stock Awards made under the Program and to add Cash EPS as an approved performance measure.

Your vote is important, regardless of the number of shares you own. I urge you to vote now, even if you plan to attend the Annual Meeting. You can also vote your shares by telephone or by Internet. (Follow the instructions on the reverse side of this card.) (Telephone or Internet voting costs TCF less than proxy card voting by mail, so I encourage you to consider it!) If you prefer to vote by regular mail, please sign and date the proxy card below (reverse side) and return it in the enclosed envelope as soon as possible. If you receive more than one proxy card, please vote on each card. You can vote in person at the Annual Meeting even if you do so now.

Sincerely,

William A. Cooper
Chairman and Chief Executive Officer


    [2690 - TCF FINANCIAL CORP COMMON] [FILE NAME: TC183B.ELX] [VERSION - 3]
                          [03/22/00] [ORIG. 03/17/00]

                                  DETACH HERE


                                     PROXY
                                  (REVOCABLE)

                           TCF FINANCIAL CORPORATION

                                  MAY 10, 2000

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



I* hereby appoint William A. Cooper and Gregory J. Pulles, or either of them, as proxies to vote my* shares of TCF stock at the annual Shareholders meeting to be held on May 10, 2000 (or any adjournment of that meeting) (the "Annual Meeting" or "Meeting") as I instruct below. I hereby revoke any proxy I previously gave for this Meeting. If one or both proxies becomes unable to serve at the Meeting, I authorize the Board of Directors to name a substitute. This proxy applies to all shares of TCF stock of record in my name at the close of business on March 17, 2000 (the "Record Date"). My instructions are to vote as follows: (1) As to the proposals on the reverse side of this card, the proxies are to follow the instructions I have marked. If I have not marked any instructions, they are to vote in favor of all three proposals. (2) As to the following items (if any of them arise), the proxies will vote in their own discretion: any other business which the Board of Directors did not know, 60 days before the mailing of this solicitation, would be presented at the Meeting; approval of minutes of the prior annual stockholders meeting; election of any person as a director in place of a nominee who is unable to serve or who for good cause will not serve; and matters incident to the conduct of the Annual Meeting. I can revoke this proxy after voting it (see proxy statement).

*For joint owners, we/our is substituted for I/my throughout.

---------------                                                  ---------------
  SEE REVERSE                                                      SEE REVERSE
     SIDE          (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)       SIDE
---------------                                                  ---------------

TCF FINANCIAL
CORPORATION
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398





VOTE BY TELEPHONE                                          VOTE BY INTERNET

It's fast, convenient, and immediate!                      It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                       confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:                              Follow these four easy steps:

1.  Read the accompanying Proxy Statement and              1. Read the accompanying Proxy Statement and
    Proxy Card.                                               Proxy Card.

2.  Call the toll-free number                              2.  Go to the Website
    1-877-PRX-VOTE (1-800-779-8683). For                       HTTP://WWW.EPROXYVOTE.COM/TCB
    shareholders residing outside the United
    States call collect on a touch-tone phone              3.  Enter your 14-digit Voter Control Number
    1-201-536-8073.                                            located on your Proxy Card above your name.

3. Enter your 14-digit Voter Control Number                4.  Follow the instructions provided.
   located on your Proxy Card above your name.

4.  Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!                                    YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                               Go to HTTP://WWW.EPROXYVOTE.COM/TCB anytime!

              DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET
  [2690 - TCF FINANCIAL CORP COMMON] [FILE NAME: TC183A.ELX] [VERSION - 5] [03/23/00] [ORIG. 03/17/00]

TC183A                                        DETACH HERE

                                                                                                                                ----
                                                                                                                                   |
                                                                                                                                   |
                                               PROXY CARD
                                       (Continued from reverse side)

UNLESS YOU INDICATE OTHERWISE, ALL SIGNED PROXY CARDS RECEIVED (OR VOTED BY TELEPHONE OR BY INTERNET) WILL BE VOTED "FOR" ALL THREE
PROPOSALS REFERRED TO HEREIN.  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL THREE PROPOSALS.

1. Election of Directors.                                          2.  Approve an increase in Common      FOR    AGAINST   ABSTAIN
   NOMINEES: (01)  William F. Bleber, (02) John M. Eggemeyer III,      Stock Authorized under the TCF     [ ]      [ ]       [ ]
             (03)  Robert E. Evans, (04) Richard F. McNamara,          Financial 1995 Incentive Stock
             (05) Gerald A. Schwalbach                                 Program by 2,500,000 shares and
        FOR                   WITHHELD                                 Approve allowing Performance Stock
        ALL                   FROM ALL                                 Awards under the Program.
      NOMINEES [ ]        [ ] NOMINEES
                                                                   3.  Approve the amendment to the TCF   FOR    AGAINST   ABSTAIN
[ ]                                                                    Performance-Based Compensation     [ ]      [ ]       [ ]
   ---------------------------------------                             Policy as described in the Proxy
    For all nominees except as noted above                             Statement and on the reverse side
                                                                       hereof.


                                                                   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT             [ ]

                                                                   NOTE:  Please sign as name appears hereon.  In case of joint owners, each owner should sign.  When signing in a fiduciary or representative capacity, please give full title as such.  Proxies executed by a corporation should be signed in full corporate name by a duly authorized officer. For partnerships, please sign in partnership name by authorized person.


Signature:                              Date:                       Signature:                                Date:
          ------------------------------     -----------------------          --------------------------------     -----------------